UNITED STATES

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

WCI Communities, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WCI COMMUNITIES, INC.

24301 WALDEN CENTER DRIVE

BONITA SPRINGS, FLORIDA 34134

April 18, 2006

To Our Shareholders:

You are invited to attend the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of WCI Communities, Inc. (“WCI”) to be held on Wednesday, May 17, 2006, at the Hyatt Regency Coconut Point, 5001 Coconut Road, Bonita Springs, Florida 34134, at 10:00 a.m. (EDT).

Following this letter is the formal notice of the Annual Meeting and a proxy statement describing the matters to be acted upon at the Annual Meeting. Shareholders also are entitled to vote on any other matters that properly come before the Annual Meeting.

To be sure that your shares are properly represented at our Annual Meeting, whether you attend or not, please complete, sign, date and promptly mail the enclosed proxy card in the enclosed envelope, or follow the instruction on your proxy card for voting by telephone. If your shares are held in the name of a bank, broker or other holder of records, their procedures should be described on the voting form they send to you. If you desire to vote in accordance with management’s recommendations, you do not need to mark your vote on the proxy card, but need only sign, date and return it in the enclosed postage-paid envelope. Along with the attached proxy statement for our Annual Meeting, we are enclosing our 2005 Annual Report, which includes our audited financial statements for the year ended December 31, 2005.

NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE, YOUR VOTE IS IMPORTANT TO US. PLEASE BE SURE YOU ARE REPRESENTED AT THE ANNUAL MEETING BY ATTENDING IN PERSON, VOTING BY TELEPHONE OR BY RETURNING YOUR PROXY CARD AS SOON AS POSSIBLE.

Sincerely,

/s/    Jerry L. Starkey

Jerry L. Starkey

President and Chief Executive Officer

WCI COMMUNITIES, INC.

24301 WALDEN CENTER DRIVE

BONITA SPRINGS, FLORIDA 34134

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 17, 2006

To Our Shareholders:

The 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of WCI Communities, Inc. (“WCI”) will be held at the Hyatt Regency Coconut Point, 5001 Coconut Road, Bonita Springs, Florida 34134, on Wednesday, May 17, 2006, at 10:00 a.m. (EDT) to consider and act upon the following matters:

1. the election of directors;

2. the approval of the Senior Management Incentive Compensation Plan;

3. the approval of the Amended and Restated WCI Communities, Inc. 1998 Non-Employee Director Stock Incentive Plan; and

4. such other business as may properly come before the Annual Meeting and any postponements or adjournments thereof.

Only shareholders of record at the close of business on March 20, 2006, the record date, will be entitled to vote at the Annual Meeting.

Management and the Board of Directors respectfully request that you date, sign and return the enclosed proxy card in the postage-paid envelope so that we receive the proxy card prior to the Annual Meeting, or, if you prefer, follow the instructions on your proxy card for voting by telephone. If your shares are held in the name of a bank, broker or other holder of record, their procedures will be described in the voting form they send to you.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/    Vivien N. Hastings

Vivien N. Hastings

Senior Vice President, Secretary and General Counsel

April 18, 2006

Shareholder List. The list of shareholders as of the record date will be kept in the corporate offices of WCI, located at 24301 Walden Center Drive, Bonita Springs, Florida 34134, for ten (10) days prior to the Annual Meeting date for review by shareholders. Any shareholder wishing to review the list is requested to call Vivien Hastings at 239-498-8213 or Bonnie Rushing at 239-498-8605.

INFORMATION ABOUT OUR ANNUAL MEETING

Who is soliciting my vote?

The Board of Directors of WCI Communities, Inc. is soliciting your vote for WCI’s 2006 Annual Meeting of Shareholders.

What am I being asked to vote on?

You are being asked to vote on:

•	the election of directors to WCI’s Board of Directors;

•	the approval of the Senior Management Incentive Compensation Plan; and

•	the approval of the Amended and Restated WCI Communities, Inc. 1998 Non-Employee Director Stock Incentive Plan.

What is the record date for the Annual Meeting?

March 20, 2006 at 5:00 p.m. (EST) is the record date for determining those shareholders who are entitled to vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

How many votes do I have?

You have one vote for each share of common stock that you owned on the record date.

How many votes can be cast by all shareholders?

A total of 43,656,200 votes may be cast, which is the total number of shares of common stock outstanding as of the record date.

How many votes must be present to hold the Annual Meeting and transact business?

The holders of a majority of shares of common stock entitled to vote must be present in person or represented by proxy to hold the Annual Meeting and transact business. We urge you to vote by proxy even if you plan to attend the Annual Meeting. That will help us determine as soon as possible that enough votes will be present to hold the Annual Meeting.

How do I vote?

You may vote by completing, signing, dating and mailing the proxy card in the enclosed envelope, by telephone, or by attending the Annual Meeting. We urge you to vote by proxy or by telephone even if you plan to attend our Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy or prior telephone vote will not be counted. If you vote by proxy, you should follow the instructions set forth on the proxy card, being sure to complete it, to sign it and to mail it in the enclosed postage paid envelope.

If you hold your shares in street name (that is, if you hold your shares through a broker, bank or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting options are available to you.

If you want to vote in person at the Annual Meeting and you hold your shares in street name, you must obtain an additional proxy from your bank, broker or other holder of record authorizing you to vote. You must bring the additional proxy to the Annual Meeting.

i

Can I vote by telephone?

Instead of submitting your vote by mail on the enclosed proxy card, you can vote by telephone. The telephone procedures, which comply with Delaware law, are designed to authenticate shareholder identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

Shareholders with shares registered directly in their name in our shareholder records maintained by our transfer agent, Computershare Shareholder Services, LLC, may vote their shares by making a toll-free telephone call from the U.S. and Canada to Computershare at 1-800-652-VOTE (8683). Specific instructions to be followed by registered shareholders are set forth on the enclosed proxy card. Proxies submitted by telephone must be received by 1:00 a.m. Central Time on Wednesday, May 17, 2006.

Voting by telephone will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker, bank or other record holder, you must obtain a proxy from the record holder as to how to vote your shares or obtain a proxy from the record holder to vote at the Annual Meeting.

Can I change or revoke my vote?

Yes.

•	If you are a registered shareholder, to change your vote you should send in a new proxy card with a later date or attend the meeting and vote in person. If you hold your shares in street name, please refer to the information on the voting instruction form forwarded to you with the proxy card.

•	If you are a registered shareholder and vote by telephone, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote voided, or by attending the meeting and voting in person.

•	If you hold your shares in your name and you attend the Annual Meeting and vote in person, your vote at the Annual Meeting will change any previously submitted proxy or prior vote by telephone.

•	If you wish to revoke rather than change your vote, we must receive a written revocation prior to the vote. A written revocation must be sent to:

Vivien N. Hastings, Corporate Secretary

WCI Communities, Inc.

24301 Walden Center Drive

Bonita Springs, Florida 34134

How many votes will be required to elect a director or to adopt any other proposal?

•	When a quorum is present at the Annual Meeting, a plurality of the voting power present in person or represented by proxy and entitled to vote is necessary to elect a director.

•	When a quorum is present at the Annual Meeting, the approval of the Amended and Restated WCI Communities, Inc. 1998 Non-Employee Director Stock Incentive Plan will require the vote of a majority of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting, provided that a majority of the voting power is voted on the proposal.

•	When a quorum is present at the Annual Meeting, a majority of the stock present in person or represented by proxy and entitled to vote is necessary to adopt the Senior Management Incentive Compensation Plan or any other proposal presented at the meeting.

ii

Could other matters be decided at the Annual Meeting?

Our By-laws require prior notification of a shareholder’s intent to request a vote on other matters at the Annual Meeting. The deadline for notification has passed. If any other matters properly arise at the Annual Meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders designated on the proxy card.

Can I view WCI Communities, Inc. proxy materials electronically?

This Proxy Statement and the 2005 Annual Report are posted on our website, at www.wcicommunities.com, at the “Investors” tab. You can also use this website to view our other filings with the Securities and Exchange Commission, including WCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

How can I obtain copies of WCI Communities, Inc. Corporate Governance documents?

You may obtain a copy of WCI’s Corporate Governance Guidelines, charters for Board Committees and Code of Business Conduct and Ethics by contacting Steve Zenker, Vice President, Investor Relations, WCI Communities, Inc., 24301 Walden Center Drive, Bonita Springs, Florida 34134, by e-mail at stevezenker@wcicommunities.com or on WCI’s website, www.wcicommunities.com, at the “Investors” tab.

iii

WCI COMMUNITIES, INC.

24301 WALDEN CENTER DRIVE

BONITA SPRINGS, FLORIDA 34134

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

WEDNESDAY, MAY 17, 2006

GENERAL INFORMATION

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of WCI Communities, Inc. (“WCI”) to be voted at the Annual Meeting of Shareholders of WCI (the “Annual Meeting”) to be held at the Hyatt Regency Coconut Point, 5001 Coconut Road, Bonita Springs, Florida 34134, on Wednesday, May 17, 2006, at 10:00 a.m. (EDT), and any postponements or adjournments thereof. The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting, collectively referred to as the “Proxy Materials,” are first being sent to shareholders on or about April 18, 2006.

Voting Rights

Holders of shares of WCI’s common stock, $.01 par value (the “Common Stock”), at the close of business on March 20, 2006 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. As of March 20, 2006, approximately 43,656,200 shares of Common Stock were outstanding. The presence, in person or by proxy, of the holders of 21,828,101 shares of Common Stock outstanding constitutes a quorum for transacting business at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented at the Annual Meeting.

Voting

Registered shareholders will be voting on the proposals before the shareholders by returning the paper proxy cards included with this Proxy Statement, voting by telephone or by attending the Annual Meeting and voting in person. Voting by proxy or telephone will not limit your right to vote at the Annual Meeting if you later decide to attend in person. Shareholders holding shares in “street name” will be voting in the manner specified by their broker. If your shares are held in the name of a broker, bank or other record holder, you must obtain a proxy from the record holder as to how to vote your shares or obtain a proxy from the record holder to vote at the Annual Meeting.

Voting Proxies

Shares of Common Stock represented by properly executed proxy cards received by WCI in time for the Annual Meeting will be voted in accordance with the choices specified in the proxies. Unless contrary instructions are indicated on a proxy card, the shares of Common Stock represented by such proxy will be voted FOR the election as directors of the nominees named in this Proxy Statement, FOR the approval of the Senior Management Incentive Compensation Plan and FOR the approval of the Amended and Restated WCI Communities, Inc. 1998 Non-Employee Director Stock Incentive Plan. Abstentions and instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (so-called “broker non-votes”) will be counted for purposes of determining a quorum, but will not be counted as either voting for or against any proposal.

Management and the Board of Directors of WCI currently know of no other matters to be brought before the Annual Meeting. If other matters are properly presented to the shareholders for action at the Annual Meeting and any adjournments or postponements thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

Voting by Telephone

Instead of submitting your vote by mail on the enclosed proxy card, you can vote by telephone. The telephone procedures, which comply with Delaware law, are designed to authenticate shareholder identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. Shareholders with shares registered directly in their name in our shareholder records maintained by our transfer agent, Computershare Shareholder Services, LLC, may vote their shares by making a toll-free telephone call from the U.S. and Canada to Computershare at 1-800-652-VOTE (8683). Specific instructions to be followed by registered shareholders are set forth on the enclosed proxy card. Proxies submitted by telephone must be received by 1:00 a.m. Central Time on Wednesday, May 17, 2006.

Revocability of Proxy/Telephone Voting

The giving of the enclosed proxy or voting by telephone does not preclude the right of a shareholder to vote in person. A proxy may be revoked at any time prior to its exercise by notice of revocation in writing sent to Vivien N. Hastings, the Secretary of WCI, by presenting to WCI a later-dated proxy card executed by the person who executed the prior proxy card, by voting again by telephone, or by attending the Annual Meeting and voting in person. If you have already voted by telephone, you may simply vote again, by using the same procedures, in which case your later submitted vote will be recorded and your earlier vote will be revoked, or by attending the Annual Meeting and voting in person.

Costs of Solicitation

All costs of solicitation will be borne by WCI. The solicitation is to be conducted principally by mail and may be supplemented by telephone and personal contacts by ADP Investor Communication Services, Inc. and Georgeson Shareholder Services, a Computershare Company, for which WCI will pay approximately $7,325. Arrangements will be made with brokerage houses, banks and custodians, nominees and other fiduciaries to forward solicitation materials to beneficial owners of stock held of record. WCI will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Annual Report

WCI’s 2005 Annual Report to Shareholders, which includes WCI’s 2005 audited financial statements (the “Annual Report”), is enclosed with these Proxy Materials. The Annual Report is not incorporated into this Proxy Statement by reference nor is it a part of the Proxy Materials.

INFORMATION ON THE GOVERNANCE OF WCI

AND BOARD MATTERS

The business and affairs of WCI are managed under the direction of the Board of Directors, which represents the shareholders of WCI. The Board believes that good corporate governance is a critical factor in achieving business success. The Board has long adhered to “best practices” in corporate governance in fulfillment of its responsibilities to shareholders. The Board’s practices are designed to align management and shareholder interests. Highlights of our corporate governance practices are described below. For further information and copies of committee charters and WCI’s Corporate Governance Guidelines please refer to the corporate governance section of our website, www.wcicommunities.com, at the “Investors” tab.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors of WCI has adopted a Code of Business Conduct and Ethics (the “Code”) applicable to WCI’s directors, officers and employees, including without limitation, WCI’s Chief Executive Officer and senior financial officers (including the Chief Financial Officer, Chief Accounting Officer, Corporate Controller and persons performing similar functions). The Code is posted on WCI’s website, www.wcicommunities.com, at the “Investors” tab. Any change, waiver, implied waiver or amendment to the Code will be disclosed promptly to the public on WCI’s website to the extent required by, and in accordance with, the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”).

BOARD INDEPENDENCE

Pursuant to the requirements of the NYSE, the Board has adopted Corporate Governance Guidelines that meet or exceed the independence standards of the NYSE. Also, as part of our Corporate Governance Guidelines, the Board has adopted categorical standards to assist it in evaluating the independence of each of its directors. The categorical standards, which are set forth in Appendix 1 to this Proxy Statement, are intended to assist the Board of Directors in determining whether or not certain relationships between WCI’s directors and WCI (either directly or as a partner, shareholder or officer of an organization that has a relationship with WCI) constitute “material relationships”. The categorical standards establish certain relationships that our Board, in its judgment, has deemed material or immaterial for purposes of assessing a director’s independence.

The Board of Directors has affirmatively determined that the following directors are independent and have no material relationship with WCI (directly, or as a partner, shareholder or officer of an organization that has a relationship with WCI). The independent directors are:

Charles E. Cobb, Jr.

John H. Dasburg

Hilliard M. Eure, III

F. Philip Handy

Lawrence L. Landry

Thomas F. McWilliams

Kathleen M. Shanahan

Stewart Turley

BOARD COMMITTEES

Standing Committees of the Board

The Board has three standing committees: an Audit Committee, an Executive Compensation Committee and a Nominating/Corporate Governance Committee.

AUDIT COMMITTEE

The Audit Committee consists of Hilliard M. Eure, III, who serves as the Chair, Mr. Dasburg, Mr. Landry, and Ms. Shanahan. Each member of the Audit Committee is “independent” for purposes of the listing standards of the NYSE and the applicable rules and regulations of the SEC. The Board of Directors of WCI has determined that Mr. Eure qualifies as an independent director and also as an “audit committee financial expert”, as that term is defined by the rules and the regulations of the SEC. The Charter for the Audit Committee is available on WCI’s website, www.wcicommunities.com, at the “Investors” tab. The organization, functions and responsibilities of the Audit Committee are described more fully in its Charter. The Audit Committee met twelve (12) times during 2005.

Report of the Audit Committee 1

The Audit Committee reviews WCI’s financial reporting on behalf of the Board of Directors. Management is responsible for establishing and maintaining adequate internal control over financial reporting. Ernst & Young LLP (“E&Y”), WCI’s independent registered certified public accounting firm for fiscal year 2005, was responsible for performing an audit of WCI’s audited financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and for issuing a report (i) on the conformity of WCI’s financial statements with generally accepted accounting principles, (ii) on management’s assessment of the effectiveness of WCI’s internal control over financial reporting, and (iii) on the effectiveness of WCI’s internal control over financial reporting.

The Audit Committee reviewed and discussed with WCI’s management and E&Y the audited financial statements for the fiscal year ended December 31, 2005, management’s assessment of the effectiveness of WCI’s internal control over financial reporting, E&Y’s evaluation of management’s assessment of the effectiveness of WCI’s internal control over financial reporting and E&Y’s evaluation of WCI’s internal control over financial reporting. The Audit Committee also has discussed with WCI’s independent registered certified public accounting firm the matters required to be discussed pursuant to the Audit Committee Charter and by Statement of Auditing Standards No. 61 (Communications with Audit Committees) (as modified by SAS 90).

The Audit Committee has received the written disclosures and the letter from E&Y required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with E&Y its independence status.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that WCI’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

Audit Committee

Hilliard M. Eure, III (Chair)

John H. Dasburg

Lawrence L. Landry

Kathleen M. Shanahan

NOMINATING/CORPORATE GOVERNANCE COMMITTEE

The Nominating/Corporate Governance Committee consists of F. Philip Handy, who serves as the Chair, Mr. Cobb, Mr. Dasburg, Mr. Eure, Mr. Landry, Mr. McWilliams, Ms. Shanahan and Mr. Turley. Each member of the Nominating/Corporate Governance Committee is “independent” for purposes of the listing standards of the NYSE.

The Nominating/Corporate Governance Committee is responsible for identifying and recommending to the Board of Directors candidates for all directorships to be filled by the Board and shareholders; identifying and recommending to the Board of Directors candidates for the Audit and Executive Compensation committees; and developing and recommending to the Board of Directors a set of corporate governance principles applicable to WCI. The Charter for the Nominating/Corporate Governance Committee is available on WCI’s website, www.wcicommunities.com, at the “Investors” tab. The organization, functions and responsibilities of the

[1]	The information in this Audit Committee report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings, unless expressly otherwise provided.

Nominating/Corporate Governance Committee are described more fully in its Charter. The Nominating/Corporate Governance Committee met three (3) times during 2005.

Nomination of Charles E. Cobb, Jr. for Election as a Director

In September 2005, the Board of Directors elected Charles E. Cobb, Jr. as a director of WCI. The recommendation that the Nominating/Corporate Governance Committee consider Mr. Cobb as a director came from Al Hoffman, when he was serving as Chairman of the Board of Directors. The recommendation was forwarded to Mr. Handy as the Chair of the Nominating/Corporate Governance Committee who, pursuant to the Nominating/Corporate Governance Committee policy and procedures, contacted Mr. Cobb, interviewed him and requested the requisite background check. Mr. Cobb also was interviewed by other directors. Mr. Handy discussed Mr. Cobb’s qualifications as a director with the Nominating/Corporate Governance Committee and the Board, as appropriate, and brought the matter to the Board for approval at the September 7, 2005 Board Meeting. The Board, at that meeting, pursuant to WCI’s By-laws, increased the number of directors from nine (9) to ten (10) and elected Mr. Cobb to fill the vacancy created thereby.

Process for Identifying and Evaluating Nominees for Directors and

Minimum Qualifications for Director Nominees

Nomination by Shareholders

The Nominating/Corporate Governance Committee will consider director nominees recommended by shareholders. The Board and Nominating/Corporate Governance Committee have approved a process for shareholders to submit any nomination for a director at the Annual Meeting. Pursuant to WCI’s By-laws, notice of any such nomination must be delivered to the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s Annual Meeting; provided however, that in the event that the date of the Annual Meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by a shareholder to be timely must be so delivered not earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the tenth day following the day on which public announcement of the date of such Annual Meeting is first made. The address to deliver any such nomination is:

Vivien N. Hastings, Corporate Secretary

WCI Communities, Inc.

24301 Walden Center Drive

Bonita Springs, Florida 34134

Pursuant to WCI’s By-laws and policy adopted by the Nominating/Corporate Governance Committee and Board of Directors, the notice must include: (i) a statement from the nominee consenting to be named in the proxy and proxy card if selected and consenting to serve on the Board if elected; (ii) whether the candidate would qualify as “independent” under the standards set forth in the Corporate Governance Guidelines; (iii) the nominee’s biographical data (including other boards on which the nominee serves), business experience and involvement in certain legal proceedings, including any involving WCI and all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, as is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; (iv) information about the shareholder including the amount of his or her holdings of WCI’s Common Stock and his or her intention to appear at the Annual Meeting; (v) a description of any transactions and relationships between the nominee and the recommending shareholder, and any transactions and relationships between the nominee and WCI or WCI’s management; (vi) any material proceedings to which the nominee or his/her associates is a party that are adverse to WCI; (vii) whether the nominating shareholder and nominee seek to use the nomination to redress personal claims or grievances against WCI or others or to further personal interests or special interests not shared by shareholders of WCI generally; and (viii) if the shareholder intends to solicit proxies in support of such shareholder’s proposal, a representation to that effect. The Nominating/Corporate Governance Committee is entitled to request such additional information as it deems appropriate.

The Nominating/Corporate Governance Committee will evaluate candidates recommended by shareholders in a timely manner and in accordance with WCI’s By-laws.

Director Nominees

The Nominating/Corporate Governance Committee is charged with the responsibility of identifying and evaluating nominees believed to be qualified as candidates to serve on the Board and to select, or recommend that the full Board select, the candidates for all directorships to be filled by the Board or by the shareholders at an annual or special meeting. When identifying candidates for membership on the Board, the Nominating/Corporate Governance Committee will consider and evaluate candidates recommended by shareholders, management and directors on an equal basis.

Director Qualifications

Minimum qualifications of directors include strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board. Other factors the Nominating/Corporate Governance Committee considers appropriate include: independence from management, age, gender and ethnic background; existing commitments to other businesses; potential conflicts of interest with other pursuits; legal considerations such as antitrust issues; corporate governance background; financial and accounting background; executive compensation background; and the size, composition and combined expertise of the existing Board. The Nominating/Corporate Governance Committee will conduct all necessary and appropriate inquiries into the backgrounds and qualifications of possible director candidates.

EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee consists of Kathleen M. Shanahan, who serves as the Chair, Mr. Cobb, Mr. Eure, Mr. Dasburg, Mr. Handy, Mr. Landry, Mr. McWilliams, and Mr. Turley. Each member of the Executive Compensation Committee is “independent” for purposes of the listing standards of the NYSE and the applicable rules and regulations of the SEC and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

The Executive Compensation Committee is responsible for, among other things, reviewing and making the decisions concerning compensation levels and establishing financial targets for bonus compensation plans for named executive officers (including the Chief Executive Officer and President, and the Chief Financial Officer), which is based on an evaluation of the executives’ performance in light of WCI’s goals and objectives relevant to the executives’ compensation. The Charter for the Executive Compensation Committee is available on WCI’s website, www.wcicommunities.com, at the “Investors” tab. The organization, functions and responsibilities of the Executive Compensation Committee are described more fully in its Charter. The Executive Compensation Committee met five (5) times during 2005.

Report of the Executive Compensation Committee 2

WCI’s compensation policies with respect to its executive officers, established by the Executive Compensation Committee, are based on the principles that compensation should, to a significant extent:

•	reflect the financial performance of WCI;

[2]	The information in this Executive Compensation Committee report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings, unless expressly otherwise provided.

•	reflect the individual performance of each executive officer; and

•	align the interest of management and shareholders by providing long-term incentives, including through the issuance of stock-based awards.

It is the policy of the Executive Compensation Committee to set executive compensation at levels that are sufficiently competitive so that WCI will attract, retain and motivate high quality individuals to contribute to WCI’s goals, objectives and overall financial success. The compensation of WCI’s executives is designed to provide incentives for executive performance that results in continuing improvements in WCI’s financial results or condition, over both the short-term and the long-term. They are also designed to help retain WCI’s senior executives in a competitive market place.

The Executive Compensation Committee is responsible for establishing and overseeing WCI’s executive compensation policies. In consultation with WCI’s senior management, the Executive Compensation Committee reviews and, if necessary, will modify the total compensation philosophy periodically to ensure it remains competitive and responsive to changes in the external marketplace and economic conditions.

WCI’s senior executive compensation programs are driven by a desire to attract, inspire and retain highly qualified individuals essential to its success. WCI places a strong emphasis on variable pay for senior executives with a focus on appropriate risk and reward. WCI’s philosophy emphasizes competitive base salaries and short and long term incentive plans that are designed to align a significant portion of an executive’s total direct compensation (base salary, annual incentive and long term incentives) with WCI’s annual and long term business strategies. WCI’s philosophy recognizes that compensation must be competitive not only with companies of its size, but also with companies it aspires to emulate.

The Executive Compensation Committee annually reviews the level of the compensation of all senior executives to ensure that total direct compensation is competitive with the current market, that there is an appropriate link between pay and performance, and that there is an appropriate alignment between WCI’s stated compensation philosophy and actual pay and rewards.

Elements of Executive Compensation

WCI compensates senior executives by using the following elements of total direct compensation: base salaries, annual incentives and long term incentives (equity-based), through both annual and multi-year performance reward periods. The mix and value of these compensation elements will vary by responsibility level, individual performance, organizational responsibility and competitive compensation data.

Base Salary

The Executive Compensation Committee and senior management establish, on an annual basis, salaries for each senior executive based on such senior executive’s level of responsibility and level of performance. The Executive Compensation Committee also takes into account base salaries paid to comparable level positions within our industry peer group. The Executive Compensation Committee reviews and approves compensation recommendations for senior executives submitted by the Chief Executive Officer each year with increases in base salary typically becoming effective January 1st of each year. During this review, the Executive Compensation Committee considers the individual senior executive’s performance and personal impact on the success of WCI over the prior year and in the future.

Annual Incentives

Management Incentive Compensation Plan. WCI maintains a Management Incentive Compensation Plan (“MICP”) established to reward the performance of key employees whose efforts significantly impact WCI’s achievement of its annual financial and certain key operating or non-financial goals. The MICP places emphasis on differentiating performance among WCI’s diverse businesses while maintaining a consistent focus on achieving our financial and non-financial objectives. The MICP is also designed to provide significant financial rewards to participants when such objectives are met or exceeded. However, through a “pay-for-performance” structure, the MICP may generate reduced or no incentive payment when objectives or financial goals are not met. The MICP operates on a calendar year basis.

2006 Management Incentive Compensation Plan. The Board of Directors of WCI approved a revised MICP for eligible employees who are not participants in the proposed Senior Management Incentive Compensation Plan discussed below.

The Board of Directors or the Executive Compensation Committee annually will review and approve participants in the revised MICP recommended by the Chief Executive Officer, subject to certain eligibility requirements set forth in the revised MICP. Participants are only eligible to receive awards under the revised MICP based on the extent to which objectives set for each Participant have been achieved. Objectives will be established annually and may be based upon corporate financial objectives, division/project objectives and/or personal objectives. Corporate financial objectives may include the Company’s net income, gross margin, return on capital and/or any other objectives deemed appropriate by the Executive Compensation Committee.

The Board of Directors of WCI has delegated to the Chief Executive Officer the authority with respect to any employee in the revised MICP (the “Designated Employees”) (other than the Executive Vice President and Chief Financial Officer, the Chief Operating Officer (Tower Homebuilding), the Chief Operating Officer (Traditional Homebuilding and Real Estate Services ), any Senior Vice President, Regional President or Division President), to further define the bonus formulas and to determine bonus awards under the revised MICP, subject to the limitation that the total of all awards not exceed the total amount of bonus awards (under MICP and SMICP) approved at plan performance for 2006 (the “Aggregate Bonus Limit”). In that regard, the Chief Executive Officer is required to submit in advance to the Executive Compensation Committee his specific bonus recommendations with respect to any such Designated Employees for confirmation and ratification by the Executive Compensation Committee that such recommendations comply with the foregoing Aggregate Bonus Limit.

A Participant’s termination of employment (whether voluntary or otherwise) prior to the payment date of his or her award will result in the loss of the entire award, except that discretionary bonuses and pro-rated bonuses may be given with approval of the Chief Executive Officer, subject to the limitations above.

Senior Management Incentive Compensation Plan. The Board of Directors, based upon the recommendation of the Executive Compensation Committee, has approved and is recommending for adoption by WCI’s shareholders the WCI Communities, Inc. Senior Management Incentive Compensation Plan. The plan is intended to provide for a performance bonus to the Chief Executive Officer and other designated executive officers of WCI upon the achievement of pre-established performance goals. Please, see Proposal Two for a discussion of this plan (See, Page 17).

Long-Term Incentives (Equity Based Plans)

Equity is an important element of total executive compensation. Historically, WCI has granted stock options with ten-year expiration dates as the sole component of equity compensation. Because of changes in the industry and accounting practices, WCI has expanded the equity element of its compensation program to include restricted stock units (settled in stock), stock appreciation rights (settled in stock) and performance-based stock grants (as well as some degree of cash in certain cases to address related personal tax issues). WCI will award equity for annual and multi-year performance cycles as it deems appropriate.

The total value of a grant to a senior executive is determined by the Executive Compensation Committee. The Executive Compensation Committee takes into consideration the senior executive’s position and responsibility, individual performance, future expected value to WCI, competitive industry equity awards and the combination of all total direct compensation paid to the senior executive. In no event will a stock option or equity grant be awarded below the market value at the date of issuance.

Performance Share Program. On February 16, 2005, the Board of Directors of WCI, based on the recommendation of the Executive Compensation Committee and pursuant to the 2004 Stock Incentive Plan of WCI Communities, Inc., approved a Three year Performance Share Plan (“Performance Plan”) with rolling three year cycles with overlapping years. The first cycle began in 2005 and will cover performance years 2005, 2006 and 2007 (“Cycle 1”) with measurement in early 2008. The second three year rolling cycle commenced in 2006 and will end at year-end 2008 (“Cycle 2”). Under Cycle 1 of the Performance Plan, certain senior management employees were granted 118,667 shares of common stock (excluding shares granted to Mr. Starkey under the Performance Plan that are discussed below) that will vest on the third anniversary date of the grant (i.e., February 16, 2008) provided certain performance goals are achieved.

The goals for Cycle 1 are cumulative earnings per share growth (“EPS”), cumulative net income growth (“NI”) and average return on capital (“ROC”). These goals will be weighted 60% EPS, 20% NI, and 20% ROC. If the established target for each component is met or exceeded, 100% of the shares will vest. A minimum threshold of at least 75% of the EPS and NI targets must be achieved in order to vest any of the shares attributable to the EPS and NI goals. The average ROC goal must be achieved or none of the ROC shares will vest. A sliding scale will be used for results between 75% and 100% of target for the EPS and NI goals; for example, if 80% of the EPS target level is achieved over the performance period, 80% of the EPS shares (60% of the total award) will vest; if 95% of the NI target is achieved over the performance period, 95% of the NI shares (20% of the total award) will vest.

On January 30, 2006, the Executive Compensation Committee approved Cycle 2 under the Performance plan (i.e. 2006, 2007 and 2008) and granted 143,000 shares of Common Stock to certain senior management employees (excluding shares granted to Mr. Starkey) that vest on the third anniversary date of the grant (i.e., January 31, 2009), provided certain performance goals are met for: target annual growth rate for EPS and NI, and average ROC. These goals are weighted 60% EPS, 20% NI and 20% ROC. If the established target for each component is met or exceeded, 100% of the shares will vest. A minimum threshold of at least 75% of the EPS and NI target goals must be achieved in order to vest any of the shares attributable to the EPS (60% of total award) and NI (20% of total award) goals. The threshold ROC goal must be achieved or none of the ROC shares will vest. A sliding scale will be used for results between 75% and 100% of target for the EPS and NI goals and a sliding scale will also be used for the average ROC.

2005 CEO Compensation

On February 17, 2005, Jerry L. Starkey was named Chief Executive Officer of WCI. Mr. Starkey retained his position as President of WCI and continued to serve as a director of WCI’s Board of Directors. The Executive Compensation Committee has sole discretion in approving Mr. Starkey’s annual bonus. The Executive Compensation Committee reviewed goals and objectives relevant to his performance in light of financial performance of WCI and, based on such evaluation, reviewed and approved his annual salary, bonus, stock-based incentive and other benefits, direct and indirect, as discussed below.

Change in 2005 Compensation and Bonus Target. On February 16, 2005, the Board of Directors of WCI approved a change in compensation and 2005 bonus target for Mr. Starkey in connection with Mr. Starkey being named Chief Executive Officer. Mr. Starkey’s 2005 bonus target was changed from 200% to 300% of his base salary and, effective March 16, 2005, Mr. Starkey’s base salary was increased from $1,120,080 to $1,200,000 for 2005.

2005 Grant of Stock-Based Awards. On February 16, 2005, the Executive Compensation Committee also granted a total of 94,000 stock options to Mr. Starkey at an exercise price of $33.10, the market price of WCI common stock on the date of grant. The options start vesting on February 16, 2007 and have a ten (10) year life. In addition, Mr. Starkey was granted 33,333 performance shares, with the same performance goals established for other senior management employees, as provided above.

Payment of 2005 Bonus. On January 30, 2006, the Executive Compensation Committee approved a bonus payout to Mr. Starkey in the amount of $5.76 million for 2005 (480% of his base salary, based on WCI exceeding the 2005 planned goals). The Executive Compensation Committee required Mr. Starkey to use $2.16 million of this bonus to purchase 83,412 shares of WCI Common Stock. The stock purchased carries employment restrictions and is subject to forfeiture. Mr. Starkey must maintain his employment with WCI for a specified period of time or he will be required to forfeit all or a portion of these shares. See, Page 30, for further discussion of this restricted stock ownership.

Recent Events. On January 30, 2006, the Executive Compensation Committee approved no changes to Mr. Starkey’s base salary. The Executive Compensation Committee approved a change to Mr. Starkey’s bonus target for 2006 which will allow up to 200% of target (i.e., 300% of base salary) to be earned for a maximum bonus of 600% of his base salary. Mr. Starkey’s 2006 bonus is payable all in cash. The Executive Compensation Committee also granted Mr. Starkey 150,400 Stock Appreciation Rights, to be settled in stock, at an exercise price of $27.50 per share, the market price of WCI stock on the date of grant. The Stock Appreciation Rights start vesting on January 30, 2008, fully vest on January 30, 2010, and have a ten-year exercise period. Mr. Starkey also was granted 53,333 performance shares, with the same performance goals established for other senior management employees at the January 30, 2006 Executive Compensation Committee meeting.

Retirement Arrangement for Alfred Hoffman, Jr.

Mr. Starkey was appointed as the Chief Executive Officer of WCI on February 17, 2005. Mr. Hoffman, the former Chief Executive Officer, was elected Chairman of the Board on that date. Mr. Hoffman retired from employment with WCI on May 18, 2005 (the “Retirement Date”), but retained his position as Chairman until November 4, 2005, when he was appointed as the United States Ambassador to the Republic of Portugal.

2005 Bonus Payment to Alfred Hoffman, Jr. Pursuant to the retirement package (discussed below), in February, 2006 Mr. Hoffman received a bonus of $2,177,753, representing a pro rata share through the Retirement Date of the 2005 bonus eligible to be paid to the Chief Executive Officer of WCI based upon WCI’s result of operations during 2005, which bonus was calculated on December 31, 2005 based upon bonus targets previously established by the Executive Compensation Committee.

Retirement Compensation Package. On February 17, 2005, the Board of Directors of WCI Communities, Inc. approved a retirement compensation package for Mr. Hoffman. Pursuant to the retirement compensation package, Mr. Hoffman: (i) continued to receive his then base salary of $1,292,400 per year through the Retirement Date; (ii) was entitled to receive, a pro rata share through the Retirement Date of the 2005 bonus eligible to be paid to the Chief Executive Officer of WCI as a result of operations during 2005, which bonus was calculated on December 31, 2005 based upon bonus targets previously established by the Executive Compensation Committee, as reported above; (iii) received a special $2.5 million cash bonus on his Retirement Date; (iv) received $380,515, as compensation for serving as Chairman of the Board of Directors commencing on the Retirement Date up through and including November 4, 2005; (v) continued to have use of the automobile leased for him by WCI under the same terms and conditions as existing on the Retirement Date until November 4, 2005; (vi) continued to use his office and executive assistant from the Retirement Date until November 4, 2005; (vii) received COBRA insurance benefits during the 18-month COBRA-eligible period after the Retirement Date; and (viii) had access to all WCI-controlled clubs as a participant under WCI’s Executive Golf Program, in effect from time to time until November 4, 2005.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s chief executive officer or any of the company’s four other most highly compensated executive officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for qualified “performance-based compensation” (including the requirement that such compensation is paid only upon the achievement of certain pre-established objective goals based on performance criteria approved by the company’s stockholders). Performance based equity awards granted under the 2004 Stock Incentive Plan are generally intended to qualify as “performance-based compensation” within the meaning of Section 162(m). Additionally, the proposed Senior Management Incentive Compensation Plan (SMICP) is intended to facilitate the ability to grant bonus awards under the SMICP for 2006 and subsequent years that qualify as “performance-based compensation” within the meaning of Section 162(m) (See, Proposal Two, Page 17). However, the Executive Compensation Committee reserves the right to grant bonus awards and/or pay other compensation outside of the SMICP and the 2004 Stock Incentive Plan from time to time, including compensation that may not be deductible under Section 162(m).

Executive Compensation Committee

Kathleen M. Shanahan (Chair)

Charles E. Cobb, Jr.

John H. Dasburg

Hilliard M. Eure, III

F. Philip Handy

Lawrence L. Landry

Thomas F. McWilliams

Stewart Turley

Mr. Starkey’s Termination and Severance Agreements

Mr. Starkey and WCI entered into an Executive Termination and Severance Agreement dated July 28, 2005 and effective as of March 16, 2005 (the “Severance Agreement”). The following is a description of the material terms and conditions of the Severance Agreement:

•	Termination by WCI Without Cause or by Mr. Starkey for Good Reason—If Mr. Starkey’s employment with WCI is terminated by WCI for reasons other than “cause” (as defined in the Severance Agreement) or is voluntary terminated by Mr. Starkey for “good reason” (as defined in the Severance Agreement), then Mr. Starkey shall receive from WCI:

•	(i) monthly payments for a period of twenty four (24) months after the date of termination of employment, equal to one-twelfth (1/12th) of the average of Mr. Starkey’s annual base salary and annual bonuses (including amounts received under any incentive plans, whether deferred or not) during the two most recent fiscal years prior to the date of termination of employment (subject to a maximum annual severance payment of $3.0 million), less any payroll deductions, taxes and withholding, as may be necessary pursuant to law; (ii) payment for a period of twenty four (24) months, for any and all health and dental benefits under which Mr. Starkey and/or his family is eligible to receive as of the date of termination of employment; (iii) payment for the automobile allowance Mr. Starkey is receiving as of the date of termination of employment for a period of three (3) months; and (iv) immediate vesting of all unvested shares of restricted stock units and restricted stock received by Mr. Starkey pursuant to any annual bonus incentive plan of WCI; provided, however, should Mr. Starkey become entitled to receive severance benefits within twelve months following a “change in control” (as defined in the Severance Agreement) of WCI, then all of Mr. Starkey’s unvested shares of restricted stock units, restricted stock and stock options shall immediately vest (“Severance Benefits”); and

•	payment for (i) any unpaid base salary; (ii) any accrued but unpaid vacation and (iii) all other amounts payable to Mr. Starkey under WCI’s employee benefit or compensation plans (collectively, the “Accrued Benefits”).

•	Termination by WCI for Cause or by Mr. Starkey without Good Reason, Death, Disability or Retirement—If Mr. Starkey’s employment with WCI is terminated by WCI for “cause” (as defined in the Severance Agreement), or if his employment with WCI ends due to death, “disability” (as defined in the Severance Agreement), retirement on or after early or normal retirement age, or due to a voluntary termination of employment by Mr. Starkey without “good reason” (as defined in the Severance Agreement) then Mr. Starkey shall only be entitled to the Accrued Benefits.

•	Non-Competition, Non-Solicitation and Confidentiality Covenants—Non-competition and non-solicitation covenants apply to Mr. Starkey for a period of two years following the termination of his employment with WCI without regard to the reason for such termination of employment. Mr. Starkey will also be subject to a confidentiality and non-disclosure covenant. If Mr. Starkey fails to comply with the con-competition and non-solicitation, confidentiality and non-disclosure covenants, the Severance Benefits shall terminate immediately.

A copy of Mr. Starkey’s Severance Agreement has been filed as an exhibit to WCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and can be found on our website, at www.wcicommunities.com, at the “Investors” tab.

ATTENDANCE AT BOARD MEETINGS

In 2005, all of WCI’s directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the respective Committees of the Board on which they served.

Board Meetings During 2005

During 2005, the Board of Directors held ten (10) meetings. The directors also considered Company matters and had numerous communications with the Chairman of the Board and other officials of WCI wholly apart from the formal Board meetings. In addition, the Board conducted regularly scheduled Executive Sessions without management present. The director selected to preside over the Executive Sessions is the Chair of the Committee responsible for the subject matter being considered or the director bringing the discussion before the Board. The method for interested parties to communicate with the outside directors of the Board is disclosed below under “Communications with the Board of Directors.”

Annual Meeting Attendance Policy

It is WCI’s policy to require, absent unusual circumstances, that all directors attend the Annual Meeting. All of WCI’s directors attended the 2005 Annual Meeting of Shareholders.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board provides a process for interested parties, including shareholders, to send written communications to the Board or any of the independent directors. Interested parties, including shareholders, may send written communications to the Board or any of the independent directors c/o Steve Zenker, Vice President, Investor Relations, WCI Communities, Inc., 24301 Walden Center Drive, Bonita Springs, Florida 34134. All communications will be compiled by Mr. Zenker and submitted to the Board or the individual directors on a periodic basis.

SHAREHOLDER PROPOSALS

In accordance with the rules promulgated by the SEC, shareholders are able to submit a proposal for inclusion in the proxy materials to be distributed by WCI in connection with its 2007 Annual Meeting of Shareholders, provided that such proposals must be received by WCI by January 17, 2007, which represents 120 days prior to the first anniversary of the 2006 Annual Meeting date and a reasonable time prior to the printing of WCI’s proxy materials for its 2007 Annual Meeting of Shareholders. Any such proposal should be submitted in writing to the Secretary of WCI at the principal executive offices of WCI.

In addition, WCI’s By-laws require that in order for any business to be brought properly before any meeting of shareholders, including nominations for the election of directors, a shareholder must provide written notice delivered to the Secretary of WCI at the principal offices of WCI no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting of the 10th day following the day on which public announcement of the date of such meeting is first made.

PROPOSALS FOR CONSIDERATION

BY SHAREHOLDERS

PROPOSAL ONE

ELECTION OF DIRECTORS

There are ten nominees for election to the Board of Directors this year. All of the nominees except Charles E. Cobb, Jr. have served as directors since the last annual meeting. Mr. Cobb was elected by the Board of Directors to serve as a director effective September 7, 2005. Information regarding the business experience of each nominee is provided below. Each director is elected annually to serve until the next annual meeting or until his or her successor is elected. There are no family relationships among our executive officers and directors.

Unless otherwise specified, the enclosed proxy card will be voted FOR the ten nominees recommended by the Board of Directors. Management and the Board of Directors are not aware of any reasons which would cause any of the nominees not to be qualified to serve as directors. If any of the nominees become disqualified, discretionary authority may be exercised by the proxy holders named in the enclosed proxy card to vote for a substitute nominee or nominees proposed by the Board of Directors.

Below is certain information concerning each nominee for election as a director at the Annual Meeting:

Don E. Ackerman Director since 1995 Age 72	Mr. Ackerman has served on the Board of WCI since July 24, 1995. He served as Chairman of the Board until February 17, 2005, and was reappointed as Chairman on November 4, 2005. Until the merger of WCI Communities Limited Partnership and Florida Design Communities under the name WCI Communities, Inc., effective as of June 1999 (the “Merger Date”), Mr. Ackerman served as Chairman of the Board of Directors and Executive Vice President of WCI Communities Limited Partnership. From 1985 until the Merger Date, Mr. Ackerman also served as a director of Florida Design Communities. He is also a director of Courtyards at Sun City Center, Inc., Sun City Center Office Plaza, Inc., Sun City Center Land Company and Aston Care Systems, Inc. From 1967 until 1991, Mr. Ackerman was a partner at J.H. Whitney & Co., a venture capital firm. Mr. Ackerman has served as the Chief Executive Officer of Aston Care Systems, Inc. since April 2002, and is the Chief Executive Officer of Chandelle Ventures, Inc., a private investment company.

Charles E. Cobb, Jr. Director since 2005 Age 70	Mr. Cobb is the CEO and Senior Managing Director of Cobb Partners, Ltd., an investment firm with interests in real estate, international finance, resorts and tourism-related businesses. During the 1970s and 1980s he served in various capacities, including as the Chairman and CEO of Arvida Corporation and Disney Development Company, and as a member of the Walt Disney Board of Directors, serving on its Executive Committee. Mr. Cobb has also served as the United States Ambassador to Iceland during the administration of George H.W. Bush and as the Undersecretary and Assistant Secretary at the U.S. Department of Commerce during the Reagan administration. He is a member, and the past Chairman, of the Board of Trustees of the University of Miami, a former trustee of the Stanford Business School Trust Fund, and a former member of the Florida Governor’s Commission on Education.

John H. Dasburg Director since 2004 Age 63	Mr. Dasburg is the Chairman, President and Chief Executive Officer and co-owner of ASTAR Air Cargo, Inc., which provides air freight services. He serves on the Board of St. Paul Travelers Companies, where he serves as the Chair of the Audit Committee and as a member of the Executive and Risk Committees. Mr. Dasburg also serves as a director of The Mayo Foundation and the Mercy

Foundation, is a member of the Board of Trustees of Mercy Hospital and a member of the Board of Governors of Florida University System and the Florida Council of 100. He was previously the Chairman, President and Chief Executive Officer of Burger King Corporation. Prior to joining Burger King Corporation, he served ten years as President and Chief Executive Officer of Northwest Airlines. Before his airline career, Mr. Dasburg served as President of Marriott’s Lodging Group and Executive Vice President and Chief Financial Officer of Marriott Corp. Prior to joining Marriott Corp., in 1980, he was a partner with KPMG (formerly Peat, Marwick, Mitchell & Co.).

Hilliard M. Eure, III Director since 2003 Age 70	Mr. Eure serves on the Board of Directors, is the Chair of the Audit Committee and serves on the Nominating Committee of MarineMax, Inc. Mr. Eure was a member of the Board of Directors, Audit Committee, and Chairman of the Board of WEDU, a public broadcasting station, from 1991 through 2001. Mr. Eure was the Managing Partner of the Tampa Bay Practice of KPMG (formerly Peat, Marwick, Mitchell & Co.) from July 1977 until June 1993 and an audit partner in Atlanta and Greensboro, NC from 1968 through 1976.

F. Philip Handy Director since 1999 Age 62	Mr. Handy is the Chief Executive Officer of Strategic Industries, a worldwide diversified service and manufacturing company. From September 1999 until October 2001, Mr. Handy was the President of Winter Park Capital, a private investment company. From June 1997 until December 1998, Mr. Handy was managing partner of Equity Group Investments, a private investment firm. Mr. Handy is a member of the Board of Anixter International, where he serves on the Compensation Committee, and Rewards Network, Inc., where he serves on the Nominating Committee. He also serves as Chairman of the Florida Board of Education.

Lawrence L. Landry Director since 1999 Age 62	From July 24, 1995 until August 1998, Mr. Landry served as a director of WCI Communities Limited Partnership. From January 1996 until March 1999, Mr. Landry served as a director of Florida Design Communities. Mr. Landry is currently the Chief Executive Officer of Westport Advisors, Ltd., which is the general partner of Westport Senior Living Investment Fund L.P. He is also the CEO of Double L Investment, Inc., a private investment firm, and a partner of Maholo, Ltd. From February 1989 until June 1998, Mr. Landry was the chief financial and investment officer of the John D. and Catherine T. MacArthur Foundation. The MacArthur Foundation was a major stockholder of WCI from 1995 until 2003. Mr. Landry is a member and Chairman of the Board of Trustees of Clark University and also serves on the Board of Directors of Greystone Communities, Inc.

Thomas F. McWilliams Director since 2004 Age 63	Mr. McWilliams is currently a Managing Director of Citigroup Venture Capital, Ltd. (formerly known as Citicorp Venture Capital, Ltd), and is a director of the following companies: Merchants Metals Holdings Corp.; Strategic Industries, LLC; Arizant Inc.; IWCO Direct; and Remy International. He previously served as a director of WCI from March 1999 until July 2002 as a designee of Citicorp Venture Capital, Ltd. (“CVC”). Mr. McWilliams joined CVC in March 1983. He has been a member of CVC’s Investment Committee since 1984.

Kathleen M. Shanahan Director since 2004 Age 46	Ms. Shanahan is currently the CEO of WRS Infrastructure & Environment, Inc., an environmental services company based in Tampa, FL. She was previously the President of Irish ROSE Consulting, LLC, a consulting company, established after eight (8) months of consulting at the New York Stock Exchange with John A. Thain, the CEO and his management team. Ms. Shanahan has had extensive experience in both public service and the private sector, including serving as the Chief of Staff for Florida Governor Jeb Bush, Senior Vice President Public

Affairs/Government Relations with Paine Webber Incorporated, Deputy Secretary of Economic Development with the California Trade Commerce Agency, and as Senior Vice President with The Wexler Group. Ms. Shanahan’s White House experience includes service as a Special Assistant to Vice President George H.W. Bush, Staff Assistant with President Reagan’s National Security Council, and Chief of Staff for Vice President Cheney. Ms. Shanahan also currently serves on the following non-profit boards: the Lincoln Center Institute Board, the National Parks Foundation Board, Florida’s Hurricane Relief Foundation, Pro Bono Advisor to the Florida Coalition for Domestic Violence and Florida’s Governor’s Mansion Foundation.

Jerry L. Starkey Director since 2001 Age 46	Mr. Starkey is currently the President, Chief Executive Officer and a director of WCI. Prior to February 17, 2005, Mr. Starkey served as the President and Chief Operating Officer and a director of WCI. From 1988 to 1998, he was an executive with one of WCI’s predecessor companies, Florida Design Communities, and was President from 1994 until its merger with WCI Communities Limited Partnership.

Stewart Turley Director since 1999 Age 71	Mr. Turley was Chairman of the Board and Chief Executive Officer of Eckerd Corporation for 22 years before retiring in 1997. At Eckerd, he, at various times, held a number of positions, including President, Senior Vice President, and Vice President. He previously served on several NYSE listed public company boards and currently serves on the boards of directors of several not-for-profit organizations.

The vote of a plurality of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for the election of each of the nominees to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION

TO THE BOARD OF EACH OF THE NOMINEES LISTED ABOVE

PROPOSAL TWO

WCI COMMUNITIES, INC.

SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

The Board of Directors has approved, subject to shareholder approval, the Senior Management Incentive Compensation Plan (the “SMICP”), which is intended to provide for a performance bonus for the CEO and other designated executive officers of WCI upon the attainment of pre-established performance goals for the fiscal year of WCI (or other period designated by the committee that administers the SMICP). The performance bonus is intended to satisfy the criteria necessary for WCI to deduct such bonus for U.S. federal income tax purposes. The SMICP submitted to shareholders for approval, which is attached as Annex 1 to this Proxy Statement, would remain in effect through 2011 unless earlier terminated, or further extended with shareholder approval.

Shareholder approval of Proposal Two will also constitute approval of (i) the performance criteria upon which performance bonuses that are intended to be deductible by WCI under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) may be based under the SMICP and (ii) the annual per person limit of $12,000,000 on bonus awards under the SMICP.

Background. Current U.S. income tax laws deny a corporate deduction for certain compensation in excess of $1 million per year paid to each of the CEO and other specified executive officers. Certain compensation, including compensation based on the achievement of pre-established performance goals (performance-based compensation), is not subject to this deduction limit. For compensation to qualify for the performance-based compensation exclusion, the material terms pursuant to which the performance-based compensation is to be paid, including the performance goals and the maximum amount payable under the Plan to any one individual in respect of any fiscal year of WCI must be disclosed to, and approved by, the shareholders prior to the payment.

However, approval of the SMICP does not limit the ability of the Board of Directors to adopt any additional bonus plan or to pay any other compensation, including any additional bonus, to any executive officer or other employee. Any such additional bonus would not be considered performance-based compensation unless it complied with the shareholder approval and other requirements of the Code.

Description of the SMICP. The Executive Compensation Committee has been designated by the Board of Directors to administer the provisions of the SMICP. The Board retains the authority to designate a different committee or subcommittee to administer the SMICP. In any event, only members of the Executive Compensation Committee who are “outside directors” within the meaning of Section 162(m) of the Code may vote on matters relating to the SMICP. The Executive Compensation Committee is required generally to designate participants and, for each participant, to set one or more performance goals for a performance period year not later than 90 days after the beginning of such performance period and not later than the date on which 25% of the performance period has elapsed, if the performance period is less than one year.

The Executive Compensation Committee may designate as participants for any performance period the CEO and/or any other executive officer of WCI. This designation may vary from performance period to performance period, and it is anticipated that it will be based primarily on the Executive Compensation Committee’s judgment as to which executive officers are likely to be named in WCI’s proxy statement and are expected to have compensation in excess of $1 million. For fiscal 2006, the Executive Compensation Committee has designated Messrs. Jerry L. Starkey, James P. Dietz, Christopher J. Hanlon, David L. Fry, R. Michael Curtin and Albert H. Small, Jr. as participants.

Under the SMICP, the performance goals, which may differ for each participant, must be based on attainment of target levels of, or a targeted increase in, one or more of the following Company or business group criteria: (1) earnings before taxes, (2) earnings before interest, taxes, depreciation and amortization, (3) return on net assets, (4) net income, (5) after tax return on investment, (6) sales, (7) revenues, (8) earnings per share, (9) total shareholder return, (10) return on equity, (11) return on capital, (12) total business return, (13) gross margin, (14) operating cash flow, (15) free cash flow, or (16) stock price appreciation. The measures may be based on absolute Company performance or Company performance related to a peer group or other external measure of performance. The maximum annual performance bonus payable to any participant in respect of any fiscal year under the SMICP is $12,000,000. The Executive Compensation Committee shall adjust, upward or downward, to the extent permitted by Section 162(m) of the Code, the performance goals to reflect (a) a change in accounting standards, (b) a significant acquisition or divestiture, (c) a significant capital transaction or (d) any other unusual, nonrecurring items that are separately identified and quantified in WCI’s audited financial statements, so long as such accounting change is required or such transaction or nonrecurring item occurs after the goals for the performance period are established, and such exclusions are stated at the time the performance goals are determined. The Executive Compensation Committee at its sole discretion may reduce, but may not increase, the amount of the annual performance bonus that would be otherwise payable under the SMICP. In making this determination, the Executive Compensation Committee may take into consideration any and all factors relating to WCI’s and the participant’s performance for such performance period.

Prior to payment of any performance-based compensation under the SMICP, with respect to a performance period, the Executive Compensation Committee must certify that the performance goals were met. In general, compensation will be paid out in the year following the end of the performance period, unless further deferred.

Upon its approval by the shareholders of WCI, the SMICP will be effective beginning for fiscal year 2006. The Executive Compensation Committee may, without further action by the shareholders, amend the SMICP from time to time as it deems desirable, provided that no such amendment may, without shareholder approval, increase the class of employees who may be designated as participants under the SMICP, change the permitted performance measures, increase the maximum bonus payable under the SMICP or make any other change requiring further shareholder approval under U.S. income tax laws. The Board of Directors may, in its discretion, terminate the SMICP at any time.

For fiscal year 2006, the Executive Compensation Committee has set performance goals based upon a percentage of pre-tax earnings. That percentage will be calculated after giving effect to all bonus awards under the 2006 Management Incentive Compensation Plan for eligible Company employees. If the SMICP and such performance criteria had been in effect for fiscal year 2005, the participants in the SMICP would have been eligible to receive the following annual performance bonuses based on such executives’ 2006 salaries:

Name	Performance Year 2005 Actual Bonus	Bonus if SMICP had been in place during 2005 using 2006 Compensation
Jerry Starkey	$5,760,000	$5,666,551
Jim Dietz	1,496,000	1,810,148
Christopher Hanlon	1,129,200	1,340,698
David Fry[3]	876,124	1,350,000
Michael Greenberg	857,543	876,137

Other Executive Group	1,608,000	2,085,000
Non-Executive Officer Group	4,127,000	6,794,000

	$15,953,867	$19,922,534

2005 Bonus reflects bonus which would have been paid for business units at or above plan, and before any negative discretion is applied.

[3]	Mr. Fry’s 2006 compensation used for calculating the bonus had the SMICP plan been in place reflects his promotion to Chief Operating Officer (Traditional Homebuilding and Real Estate Services) on February 7, 2006, and the increase in salary the Executive Compensation Committee granted to Mr. Fry at that time.

Stockholder Approval. If the SMICP is not approved, then the executive officers will not receive these performance-based bonuses, and the Executive Compensation Committee would have to evaluate whether to pay any bonus to such officers. If the Executive Compensation Committee decides to award a bonus to such officers, the amounts of such bonuses may not be fully deductible by WCI for U. S. federal income tax purposes.

The vote of a majority of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for the approval of the SMICP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN

PROPOSAL THREE

AMENDED AND RESTATED

WCI COMMUNITIES, INC.

1998 NON-EMPLOYEE DIRECTOR

STOCK INCENTIVE PLAN

General

The Company is proposing for stockholder approval the Amended and Restated WCI Communities, Inc. 1998 Non-Employee Director Stock Incentive Plan (the “Plan”). The Plan was initially adopted by the Board in December 1998 to provide for the granting of stock options to non-employee directors, and was subsequently amended to also provide for grants of stock appreciation rights to non-employee directors. The Company is now seeking stockholder approval to further amend and restate the Plan to permit grants of certain other stock-based awards to non-employee directors under the Plan. The Company believes that the proposed amendment and restatement of the Plan will be beneficial to the Company and its stockholders since it will provide the Company with the ability to secure and retain the services of qualified non-employee directors, allow non-employee directors of the Board to have a greater personal financial stake in the Company through the ownership of shares of Common Stock or grants of stock-based awards, and align the long-term interests of the non-employee directors with those of the Company’s stockholders. The Company currently has 9 non-employee directors.

The description of the Plan set forth below is a summary, does not purport to be complete and is qualified in its entirety by the provisions of the Plan itself. The complete text of the amended and restated Plan is attached as Annex 2 to this Proxy Statement. The Board of Directors has approved, subject to stockholder approval, the amended and restated Plan, effective May 17, 2006.

Description of the Proposed Amendment and Restatement of the Plan

Shares Subject to the Plan. The proposed amendment and restatement of the Plan will increase the aggregate number of shares of Common Stock that may be issued under the Plan. The total number of shares of Common Stock that may be issued under the Plan (including previously issued shares) will be increased from the current 215,112 share limit to a new limit of 565,112 shares (i.e., 350,000 additional shares). Shares of Common Stock underlying any award that terminates or lapses may again become available for awards under the Plan. As of March 15, 2006, an aggregate of 168,972 stock options and 6,644 stock appreciation rights had been granted to non-employee directors under the Plan, which would leave 389,496 shares available for the issuance of new awards under the amended and restated Plan if it is approved.

Other Stock-Based Awards. In addition to the stock option and stock appreciation right awards that may already be granted under the Plan, the proposed amendment and restatement of the Plan will permit the Executive Compensation Committee, in its sole discretion, to grant or sell stock and other awards under the Plan that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, the Common Stock. Such stock-based awards may be in such form, and dependent on such conditions, as the Executive Compensation Committee determines, including, without limitation, the right to receive, or vest with respect to, one or more shares of Common Stock (or the equivalent cash value of such shares of Common Stock) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Stock-based awards may be granted alone or in addition to any other awards granted under the Plan. Subject to the provisions of the Plan, the Executive Compensation Committee shall determine the number of shares to be awarded to a participant in connection with such stock-based awards; whether such stock-based awards shall be settled in cash, shares or a combination of cash and shares; and all other terms and conditions of such awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all shares so awarded and issued shall be fully paid and non-assessable).

Adjustments Upon Certain Events. The existing Plan provisions with respect to (i) adjustments in the event of any change in the outstanding shares by reason of a stock split, spin-off stock dividend, stock combination or reclassification, reorganization, recapitalization, merger, consolidation, spin-off or similar event and (ii) certain other actions that the Executive Compensation Committee may take in connection with a change in control of the Company (as defined in the Plan) will apply to the new stock-based awards that may be granted under the Plan in substantially the same manner as such existing provisions apply to grants of stock options and stock appreciation rights under the Plan.

Administration. The Plan as amended and restated will continue to be administered by the Executive Compensation Committee, which may delegate its duties and powers in whole or in part to any subcommittee of the Executive Compensation Committee consisting of individuals who are qualified to administer the Plan for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (or any successor rule thereto), to the extent that the Company is subject to such rule.

Amendment and Termination. The Board may amend, suspend or terminate the Plan except that (other than in connection with certain adjustment events as described above) no such action may be taken which would, without shareholder approval, increase the aggregate number of shares available for awards under the Plan, decrease the exercise price of outstanding options or stock appreciation rights or change the requirements relating to the Executive Compensation Committee or extend the term of the Plan. The proposed amendment and restatement of the Plan will extend the term of the Plan for two additional years beyond its original 10 year term so that the amended Plan will now terminate on December 4, 2010.

Federal Income Tax Consequences Relating to Other Stock-Based Awards

The following discussion of the federal income tax status of awards under the Plan is based on current federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain state and local taxes or may be subject to taxes imposed by countries other than the U.S., none of which are described below.

Restricted Stock; Stock Awards. The Company receives a deduction and the participant recognizes taxable income equal to the fair market value of the restricted stock at the time the restrictions on the shares awarded lapse, unless the participant elects to recognize such income immediately by so electing not later than 30 days after the date of grant by the Company to the participant of a restricted stock award as permitted under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), in which case both the Company’s deduction and the participant’s inclusion in income occur on the grant date. The value of any part of a stock award distributed to participants is taxable as ordinary income to such participant in the year in which such stock is received, and the Company will be entitled to a corresponding tax deduction.

Restricted Stock Units. The Company receives a deduction and the participant recognizes taxable income equal to the fair market value of the shares (or cash) delivered in respect of vested restricted stock units at the time the shares of Common Stock (or cash) are issued or paid to the participant. Section 83(b) of the Code is not applicable to restricted stock units. The value of any shares distributed to participants in respect of restricted stock units is taxable as ordinary income to such participant in the year in which such stock is received, and the Company will be entitled to a corresponding tax deduction.

Section 409A. The American Jobs Creation Act of 2004 introduced a new section of the Internal Revenue Code (Section 409A) covering certain nonqualified deferred compensation arrangements. Section 409A generally establishes new rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) upon the service provider who is entitled to receive the deferred compensation. Certain awards that may be granted under the Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A of the Code. The Plan is intended to be interpreted and operated in accordance with Section 409A, including any regulations or guidance issued by the Treasury Department, and contains a number of provisions intended to avoid the imposition of additional taxes on the Plan participants under Section 409A of the Code. No award under the Plan can be granted, deferred, accelerated (including pursuant to the change of control provisions described above), paid out or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code on a participant. If a payment with respect to an award would result in tax liability to the participant under 409A of the Code, the Company will not make the payment when otherwise required and instead will make the payment on the first day that payment would not result in the tax liability.

New Plan Benefits

No “other stock-based awards” have been granted to date under the Plan. However, each non-employee director is currently entitled to receive annual equity awards from the Company with a targeted value of $80,000 per year for each such director, twenty-five percent (25%) of which is paid on or about the 10th day after the end of each calendar quarter. If the amended and restated Plan is approved by stockholders, such equity awards will be provided under the Plan in the form of fully vested shares, stock appreciation rights and/or restricted stock units, at each non-employee director’s election. Each non-employee director is also entitled to elect to receive additional equity awards in lieu of all or a portion of his or her annual cash retainer ($40,000) and other meeting fees. The additional equity awards will also be made in the form of fully vested shares, stock appreciation rights and/or restricted stock units. The number of shares or restricted stock units to be awarded shall be determined by dividing the dollar award value by the grant date stock price; and the number of stock appreciation rights to be granted shall be determined by multiplying the dollar award value by 100/43 (2.325) and then dividing by the grant date stock price. Based on the elections made by current non-employee directors with respect to the 2006 calendar year, and assuming the same number of meetings are held during 2006 as were held during 2005, it is expected that the non-employee directors as a group will be granted equity awards during 2006 with an aggregate grant date value of $1,154,000 (of which $423,000 will be attributable to share grants, $292,000 will be attributable to stock appreciation right grants and $439,000 will be attributable to restricted stock unit grants). While the contemplated grants of stock appreciation rights may be made under the existing terms of the Plan (without regard to the proposed amendment and restatement of the Plan), the contemplated grants of share awards and restricted stock unit awards may be made under the Plan only if the amended and restated Plan is approved by stockholders.

Stockholder Approval

If the amended and restated Plan is not approved, then the non-employee directors may continue to receive grants of stock options and stock appreciation rights, as the case may be, under the Plan, but we will not have the flexibility to grant certain other stock-based awards to our non-employee directors under the Plan as described above. Additionally, if the amended and restated Plan is not approved, the number of shares issuable under the Plan will remain at 215,112, leaving 39,496 shares available for issuance, and the Plan will terminate on its originally scheduled termination date of December 4, 2008.

The vote of a majority of the voting power present in person or represented by proxy and entitled to vote at the Annual Meeting will be required for the approval of the Plan, provided that a majority of the voting power is voted on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE AMENDED AND RESTATED WCI COMMUNITIES, INC.

1998 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN.

INFORMATION ON

DIRECTOR COMPENSATION

Directors who are employees of WCI receive no remuneration for serving as directors.

From January 1, 2005 through October 3, 2005, under the then existing non-employee director compensation program, each non-employee director received an annual fee of $32,000 paid in four (4) quarterly installments, $2,000 for each board meeting attended and $1,000 for each committee meeting attended. The Chair of the Audit Committee received an additional annual fee of $4,000. The Chair of the Executive Compensation Committee and the Chair of the Nominating/Corporate Governance Committee each received an additional annual fee of $3,000. In addition, under this program, directors’ fees could be applied toward the exercise of vested stock options.

In March, 2005, each non-employee director on the board at that time was granted non-qualified stock options to purchase 2,566 shares of Common Stock at $31.30 per share, the market price of Common Stock on the date of grant. The options will vest 33% per year starting on January 1, 2006, subject to meeting the attendance requirements during 2005.

This compensation program terminated on October 3, 2005, when the new compensation program described below was adopted.

Effective as of October 3, 2005, the Board of Directors of WCI, upon the recommendation of the Executive Compensation Committee, adopted a Director Compensation Strategy Statement and new compensation program for its non-employee directors. The following table shows non-employee director compensation as set forth in the Director Compensation Strategy Statement.

Annual Board retainer	$40,000	(1)
Annual equity award	$80,000	(2)
Annual Audit Committee Chair retainer	$10,000
Annual Executive Compensation Committee Chair retainer	$5,000
Annual Nominating/Corporate Governance Committee Chair retainer	$5,000
Payment per Board meeting attended	$2,000	(3)
Payment per telephonic Board and telephonic committee meeting attended	$1,000
Payment per committee meeting attended	$1,500	(4)

(1)	Paid on a quarterly basis in the form of cash or shares of Common Stock, stock appreciation rights paid in Common Stock and/or restricted stock units, at each director’s election.
(2)	Each non-employee director is entitled to receive an annual equity award and the targeted value is $80,000 per year, twenty-five percent (25%) of which is paid on the 10th day after the end of each calendar quarter. The annual equity award will be paid in the form of shares of Common Stock, stock appreciation rights paid in Common Stock and/or restricted stock units on quarterly basis, at each director’s election. All equity awards vest immediately. In the event a director fails to participate in at least 75% of all Board and Committee meetings in a calendar year (with respect to those Committees on which he or she serves) that director will not receive the next following quarterly equity award.
(3)	If a director is unable to attend an in-person Board meeting and instead participates telephonically, his or her fee for such participation is $1,000.
(4)	If a director is unable to attend an in-person committee meeting and instead participates telephonically, his or her fee for such participation is $1,000.

Non-employee directors may receive, in lieu of cash, their annual Board retainer, Committee Chair retainer, Board meeting payments and Committee meeting payments in the equivalent value of Common Stock, restricted stock units (“RSUs”) and/or stock appreciation rights paid in Common Stock (“SARs”, and, together with Common Stock and RSUs, “Stock Payment”), in any combination thereof. The term for the exercise of SARs will be ten years unless otherwise terminated as provided in the grant agreement governing the SARs. If a director elects a Stock Payment in lieu of cash for his or her Board retainer or Committee Chair retainer, such Stock Payment will be issued on or about the 10th day after the end of each calendar quarter and at the same time that such Board retainer and Committee Chair retainer are to be paid. If a director elects a Stock Payment in lieu of a Board meeting payment or a Committee meeting payment, the Stock Payment to be made in lieu of cash for such a meeting will be valued on the date of the meeting for which the meeting or Committee payment is due, and issued within ten days of the meeting date. All Stock Payments shall vest immediately.

WCI adopted in 1998 a non-employee directors’ stock incentive plan, pursuant to which non-qualified stock options to purchase up to 215,112 shares of the Common Stock may be granted to non-employee directors of WCI. WCI is seeking approval of shareholders to increase the amount of shares available under the 1998 Non-Employee Director Stock Incentive Plan to 565,112. Please, see Proposal Three at Page 20, for a further discussion of the proposed amendments to this plan.

Director Mandatory Stock Ownership Requirement

The Board has adopted mandatory stock ownership guidelines that require all non-employee directors of WCI to own on December 31, 2010, and each December 31st thereafter, WCI common stock in an amount equal to the lesser of: (a) the value of five (5) times the Annual Board retainer (i.e., $200,000); or (b) a fixed number shares of WCI common stock determined by multiplying the Annual Board retainer by five (5) and then dividing that dollar amount by the then fair market value of one share of WCI common stock on December 31st of that year. It is expected that each non-employee director will progress to this level of stock ownership at the rate of one-times the annual board retainer for each year of board service beginning on and after January 1, 2006.

Any non-employee director elected to the Board after October 3, 2005 will have five (5) years from the date of such election within which to meet the stock ownership requirement as specified in the preceding paragraph.

No later than December 31, 2010, and annually thereafter, each non-employee director will provide a statement acknowledging compliance with such stock ownership requirement. Any non-employee director elected to the board after October 3, 2005 will not be required to provide the first such compliance statement to WCI until December 31st of the fifth year after his/her election to the board, after which such non-employee director will provide a statement each year.

Other Arrangements for Don E. Ackerman

Mr. Ackerman had until July 24, 2005, a consulting agreement with WCI pursuant to which he provided advice on major financial and strategic business planning to WCI. Under the agreement, Mr. Ackerman was paid an annual retainer of $660,000. Up through and including July 24, 2008, Mr. Ackerman may not compete with WCI and may not solicit any of WCI’s employees that were employed after July 24, 1995 to accept employment with him or any other person. From January 1, 2005 through July 24, 2005, Mr. Ackerman received $387,709 under the consulting agreement with WCI.

From January 1, 2005 through the end of July 2005, WCI made automobile payments on behalf of Mr. Ackerman in the aggregate amount of $8,593.61. Since July 24, 2005 (upon termination of the consulting agreement), Mr. Ackerman has been reimbursing WCI each month for the full amount of the automobile lease payment. For the five (5) month period commencing August 1, 2005 and terminating in December 2005, Mr. Ackerman reimbursed WCI a total of $7,354.35 in automobile lease payments.

On November 9, 2005, the Executive Compensation Committee of the Board of Directors of WCI approved an annual retainer (the “Annual Retainer”) to be paid to Mr. Ackerman as non-executive Chairman of the Board. As non-executive Chairman of the Board, Mr. Ackerman will receive an annual retainer of $100,000 in addition to his regular annual director retainer of $40,000. Mr. Ackerman received his pro-rata amount of the Annual

Retainer in cash for his service as non-executive Chairman for the period of November 9, 2005 through December 31, 2005. Commencing January 1, 2006, Mr. Ackerman will be paid the Annual Retainer in four quarterly installments of $25,000. Also commencing January 1, 2006, Mr. Ackerman will receive, in lieu of cash and at his election, the Annual Retainer in the form of WCI common stock, restricted stock units and/or stock appreciation rights paid in shares of WCI common stock, or any combination thereof.

COMPANY INFORMATION

COMPANY PERFORMANCE GRAPH

Set forth below is a graph comparing the change in the cumulative total return of the Common Stock with the cumulative total return of the Standard & Poor’s 500 Stock Index and with that of a peer group of other homebuilders over the period beginning March 12, 2002, the date of WCI’s initial public equity offering, and ending on December 31, 2005.

It is assumed in the graph that $100 was invested in (1) the Common Stock; (2) the stocks of the companies in the S&P 500 Index; and (3) the stocks of the peer group companies just prior to the commencement of such period and that all dividends received within a quarter were reinvested in that quarter. The peer group index is composed of the following companies: Beazer Homes USA, Inc., Hovnanian Enterprises, Inc., KB Home, Lennar Corporation, MDC Holdings, Inc., M/I Schottenstein Homes, Inc., Meritage Corporation, The Ryland Group, Standard Pacific Corporation and Toll Brothers, Inc. The stock price performance shown on the following graph is not indicative of future price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN OF WCI COMMON STOCK,

THE S&P 500 INDEX AND A SELECTED PEER GROUP

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANT

Change in Accountants

The independent registered public accounting firm of PricewaterhouseCoopers LLP (“PWC”) was engaged as WCI’s independent registered public accounting firm for the fiscal year ended December 31, 2004. Effective May 18, 2005, WCI dismissed PWC as WCI’s independent registered public accounting firm and appointed Ernst & Young LLP (“E&Y”) on June 7, 2005 as its independent registered public accounting firm for the year ended December 31, 2005. The decisions to dismiss PWC and to appoint E&Y were authorized by the Board of Directors of WCI upon the recommendation of the Audit Committee.

For the fiscal years ended December 31, 2004 and 2003, PWC’s reports on the financial statements of WCI did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During WCI’s fiscal years ended December 31, 2004 and 2003, and the subsequent interim period through May 18, 2005 there were no disagreements between WCI and PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of PWC would have caused PWC to make reference to the subject matter of the disagreement in connection with PWC’s reports. The following reportable events described under Item 304(a)(1)(v) of Regulation S-K did not occur within WCI’s fiscal years ended December 31, 2004 and 2003 or during any subsequent interim period through May 18, 2005:

1. PWC did not advise WCI that the internal controls necessary for WCI to develop reliable financial statements did not exist;

2. PWC did not advise WCI that information had come to PWC’s attention that led PWC to no longer be able to rely on representations of WCI’s management or that made PWC unwilling to be associated with the financial statements prepared by WCI’s management;

3. PWC did not advise WCI of the need to expand significantly the scope of its audit; and

4. PWC did not advise WCI that information had come to PWC’s attention that had caused PWC to conclude that there was a material impact to the fairness or reliability of a previously issued audit report or the underlying financial statements.

During WCI’s fiscal years ended December 31, 2004 and 2003, and from January 1, 2005 through May 18, 2005, neither WCI nor anyone acting on WCI’s behalf consulted E&Y regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on WCI’s financial statements, or (iii) any matter that was either the subject of a “disagreement” as defined in Regulation S-K Item 304(a)(1)(iv), or a “reportable event” as defined in Regulation S-K Item 304(a)(1)(v).

WCI filed Reports on Form 8-K with the SEC on May 24, 2005 and June 7, 2005 regarding the change in accountants.

Principal Accountant

E&Y has served as WCI’s independent registered public accounting firm effective June 7, 2005 and for the fiscal year ended December 31, 2005. In addition to performing the audit of WCI’s consolidated financial statements, E&Y provided various other services during 2005.

In connection with the engagement of E&Y as WCI’s independent registered public accounting firm for the year ended December 31, 2005, WCI entered into an engagement agreement with E&Y which sets forth the terms by which E&Y would perform audit services for WCI. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

WCI has invited and anticipates that E&Y will send a representative to attend the Annual Meeting. During the meeting, E&Y will have an opportunity to make a statement and will be available for questions.

Fees paid to Principal Accountant

The following table presents fees for professional audit services rendered by independent registered certified public accounting firms for the audits of WCI’s annual financial statements for the fiscal years ended December 31, 2005 and 2004 and fees billed for other services rendered by such firms during those periods.

Fees Paid	2005(1)	2004(2)
Audit Fees	$1,455,000	$902,000
Audit-Related Fees	112,000	129,000
Tax Fees	80,000	170,000
All Other Fees	2,500	45,000
Total	$1,649,500	$1,246,000

(1)	Includes fees paid to PWC for services provided through May 18, 2005, as follows:
Audit Fees—$121,000;
Audit-Related Fees—$10,000; and
Tax Fees—$80,000.
(2)	In 2004, all fees were paid to PWC.

Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated financial statements, audit services performed in connection with WCI’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, the review of WCI’s interim consolidated financial statements included in quarterly reports, and the provision of consents and comfort letters in connection with public offering transactions.

Audit-Related Fees consist of fees billed for assurance and related services that reasonably are related to the performance of the audit or review of WCI’s consolidated financial statements including audits of subsidiaries, joint ventures and employee benefit plans.

Tax Fees consist of fees billed for professional services rendered for tax advice, planning and compliance. These services include the preparation and review of income tax returns, federal and state tax compliance, acquisitions and tax planning.

All Other Fees consist of fees for products and services other than the services described above.

Policy for Pre-Approval of Audit Services

The Audit Committee, as required by its Charter, approves in advance any audit or permitted non-audit engagement or relationship between WCI and WCI’s independent registered certified public accounting firm.

The Audit Committee has delegated to its Chair, Hilliard M. Eure, III, the authority to approve in advance all audit or permitted non-audit services subject to full approval of the Audit Committee at the Audit Committee’s next meeting. Mr. Eure has, during the past fiscal year, complied with the requirement that any such approvals be presented to the Audit Committee at its next meeting. WCI’s Audit Committee considered whether E&Y providing such non-audit services was compatible with maintaining E&Y’s independence and determined that the providing of such services did not compromise E&Y’s independence.

Financial Information Systems Design and Implementation Fees

There were no services rendered by E&Y to WCI for information technology services related to financial information systems design or implementation during the fiscal year ended December 31, 2005.

Selection of Independent Public Accountants

The Board has not, at this time, selected or recommended an independent registered certified public accounting firm for fiscal year 2006. A decision with regard to whether E&Y will continue as WCI’s independent registered certified public accounting firm, or if WCI will seek proposals from other firms, will be made in the near future.

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following tables contain information about the beneficial ownership of our Common Stock for:

•	each person known to WCI to be the beneficial owner of more than five percent of the Common Stock;

•	each director and nominee for director of WCI;

•	each executive officer named in the Summary Compensation Table under “Compensation of Executive Officers”; and

•	all directors and executive officers of WCI as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

Security Ownership of Certain Beneficial Owners (Other than Directors, Nominees for Directors and Named Executive Officers) as of the date specified in the footnotes, below.

Name and address of beneficial owners of more than five percent of the Common Stock	Shares Beneficially owned	Percentage of shares beneficially owned
Hotchkis and Wiley Capital Management, LLC 725 South Figueroa Street, 39th Floor Los Angeles, CA 90017-5439 (1)	6,076,880	13.70%

Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109 (2)	5,351,400	12.11%

The Alfred Hoffman, Jr. 2003 Long-Term Trust c/o Mary-Ann Wilson, Esq. Michael Best & Friedrich LLP 401 North Michigan Avenue, Suite 1900 Chicago, Illinois 60611 (3)	5,164,863	11.21%

Basswood Capital Management, LLC c/o Cobb & Eisenberg LLC 329 Riverside Avenue Westport, CT 068780 (4)	3,788,929	8.50%

Don E. Ackerman 2005 Irrevocable Trust dated 12/15/2005 24311 Walden Center Drive, Suite 300 Bonita Springs, FL 34134 (5)	3,394,370	7.30%

Wachovia Corporation One Wachovia Center Charlotte, North Carolina 28288-0137 (6)	2,541,159	5.73%

Shumway Capital Partners LLC c/o Seward & Kissel LLP One Battery Park Plaza New York, NY 10004 (7)	2,235,597	5.04%

Totals	28,553,198	63.59%

(1)	Numbers of shares and percentage of shares beneficially owned are as of December 31, 2005, as stated in Amendment No. 1 to Schedule 13G filed by Hotchkis and Wiley Capital Management, LLC with the SEC on February 14, 2006.
(2)	Numbers of shares and percentage of shares beneficially owned are as of February 28, 2006, as stated in Schedule 13G filed by Wellington Management Company, LLP with the SEC on March 10, 2006.
(3)	The shares of Common Stock are beneficially owned by the Alfred Hoffman, Jr. 2003 Long-Term Trust (the “Trust”), of which Mr. Hoffman is not the Trustee, but is the beneficiary. The number of shares and percentage of shares beneficially owned are based on the most recent Schedule 13G filed by the trustee of the Trust with the SEC on February 8, 2006 for the year ending December 31, 2005. The Trust has also entered into certain hedging arrangements, termed “variable prepaid forward agreements”, under which the Trust has pledged as of March 15, 2005, a total of 999,500 shares. As a result of these variable prepaid forward agreements, the Trust has shared dispositive power with respect to 999,500 shares held by the Trust; it, however retains sole voting power of the total holdings of the Trust.
(4)	The number of shares and percentage of shares beneficially owned are based on Amendment No. 1 to Schedule 13G filed by Basswood Capital Management Company LLC with the SEC on February 14, 2006.
(5)	The shares of Common Stock are beneficially owned by the Don E. Ackerman 2005 Irrevocable Trust dated 12/15/2005, of which Mr. Ackerman is not the Trustee, but is the beneficiary. The number of shares and percentage of shares beneficially owned are as of December 29, 2005, as stated in the Schedule 13G filed by the trustee of the Trust with the SEC on February 14, 2006. The Trust has also entered into certain hedging arrangements, termed “variable prepaid forward agreements”, under which the Trust has pledged as of July 20, 2005, a total of 834,000 shares. As a result of these variable prepaid forward agreements, the Trust has shared dispositive power with respect to 834,000 shares held by the Trust; it, however retains sole voting power of the total holdings of the Trust.
(6)	Numbers of shares and percentage of shares beneficially owned are as of December 31, 2005, as stated in Amendment No. 1 to Schedule 13G filed by Wachovia Corporation with the SEC on February 13, 2006.
(7)	Numbers of shares and percentage of shares beneficially owned are as of February 17, 2006, as stated in Schedule 13G filed with the SEC by Shumway Capital Partners LLC on February 27, 2006.

Security Ownership of Management (as of the Record Date, March 20, 2006)

Name and beneficial ownership of all directors, nominees for directors and named executive officers	Shares Beneficially owned	Percentage Of shares beneficially owned
Don E. Ackerman (1)	3,535	*
Jerry L. Starkey (2)	952,620	2.18%
James P. Dietz (3)	271,623	*
David L. Fry (4)	136,698	*
Christopher J. Hanlon (5)	82,443	*
Michael R. Greenberg	1,500	*
Alfred Hoffman, Jr. (6)	-0-	*
John H. Dasburg (7)	3,808	*
Charles E. Cobb, Jr. (8)	17,272	*
Hilliard M. Eure, III (9)	14,135	*
F. Philip Handy (10)	9,635	*
Lawrence L. Landry (11)	43,359	*
Stewart Turley (12)	33,042	*
Kathleen M. Shanahan (13)	9,258	*
Thomas F. McWilliams (14)	5,285	*
All directors and executive officers as a group (18 persons)	1,760,632	4.03%

*	Represents beneficial ownership of less than 1%.
(1)

The number of shares of Common Stock shown as beneficially owned by Mr. Ackerman includes options to acquire 1,347 shares of Common Stock of WCI that are exercisable within 60 days of the Record Date. The

Don E. Ackerman 2005 Irrevocable Trust dated 12/15/2005, of which Mr. Ackerman is not the Trustee, but is the beneficiary, beneficially owns 3,394,370 shares, or 7.3% of the Common Stock of WCI. See footnote 5 to previous table.

(2)	The number of shares of Common Stock shown as beneficially owned by Mr. Starkey includes options to acquire 746,806 shares of Common Stock that are exercisable within 60 days of the Record Date. A portion of the shares reported as beneficially owned were purchased as a result of the requirement of the Executive Compensation Committee that Mr. Starkey purchase WCI common stock with a portion of his 2004 and 2005 bonuses. On February 16, 2005, the Executive Compensation Committee determined that Mr. Starkey use part of his 2004 bonus ($602,043) to purchase 18,439 shares of Common Stock and required that he must remain employed until December 31, 2005 to retain fifty percent (50%) of the stock purchased and that he must remain employed until December 31, 2006 to retain the other fifty percent (50%) of the stock purchased. On January 30, 2006, the Executive Compensation Committee determined that Mr. Starkey should use $2.16 million of his 2005 bonus to purchase 83,412 shares of WCI Common Stock. If he remains employed until December 31, 2006, he will retain ownership of 50% of the stock purchased. If he remains employed through December 31, 2007, he will not have to forfeit any of the stock purchased. In addition, the number of shares reported includes 800 shares held by Mr. Starkey’s spouse, with respect to which he disclaims beneficial ownership.
(3)	The number of shares of Common Stock shown as beneficially owned by Mr. Dietz includes options to acquire 207,398 shares of Common Stock of WCI that are exercisable within 60 days of the Record Date.
(4)	The number of Common Stock shown as beneficially owned by Mr. Fry includes options to acquire 135,698 shares of Common Stock of WCI that are exercisable within 60 days of the Record Date.
(5)	The number of Common Stock shown as beneficially owned by Mr. Hanlon includes options to acquire 56,491 shares of Common Stock of WCI that are exercisable within 60 days of the Record Date.
(6)	The Alfred Hoffman, Jr. 2003 Long-Term Trust (the “Trust”), of which Mr. Hoffman is not the Trustee, but is the beneficiary, beneficially owns 5,164,863 shares, or 11.21% of the Common Stock of WCI. See footnote 3 to previous table.
(7)	The number of shares of Common Stock shown as beneficially owned by Mr. Dasburg includes options to acquire 2,104 shares of Common Stock that are exercisable within 60 days of the Record Date, and 1,704 stock appreciation rights.
(8)	The number of shares of Common Stock shown as beneficially owned by Mr. Cobb includes options to acquire 17,272 shares of Common Stock that are exercisable within 60 days of the Record Date. In addition, 5,000 shares of WCI common stock are held by the Cobb Family 22nd Century Fund 1, a trust for the descendants of Mr. Cobb. Mr. Cobb is the Trustee and the Settlor of the Trust. Mr. Cobb disclaims any beneficial interest in these shares.
(9)	The number of shares of Common Stock shown as beneficially owned by Mr. Eure includes options to acquire 9,974 shares of Common Stock that are exercisable within 60 days of the Record Date.
(10)	The number of shares of Common Stock shown as beneficially owned by Mr. Handy includes stock options to acquire 5,790 shares of Common Stock of WCI that are exercisable within 60 days of the Record Date and 1,442 restricted stock units. In addition, the shares reported include 1,000 shares held by Winter Park Capital Company, the General Partner of the Handy Family Partnership of which Mr. Handy is the President and sole shareholder.
(11)	The number of shares of Common Stock shown as beneficially owned by Mr. Landry includes options to acquire 27,109 shares of Common Stock of WCI that are exercisable within 60 days of the Record Date.
(12)	The number of shares of Common Stock shown as beneficially owned by Mr. Turley includes options to acquire 27,109 shares of Common Stock that are exercisable within 60 days of the Record Date and 733 restricted stock units.
(13)	The number of shares of Common Stock shown as beneficially owned by Ms. Shanahan includes options to acquire 1,550 shares of Common Stock that are exercisable within 60 days of the Record Date and 3,662 stock appreciation rights.
(14)	The number of shares of Common Stock shown as beneficially owned by Mr. McWilliams includes options to acquire 3,389 shares of Common Stock that are exercisable within 60 days of the Record Date.

EXECUTIVE OFFICERS

The executive officers of WCI, their respective positions, ages and biographical information are set forth below. Biographical information on Mr. Starkey, who serves as a director and the Chief Executive Officer of WCI, is set forth in the “Election of Directors” section above.

Paul D. Appolonia Senior Vice President (Human Resources) Age 50	Mr. Appolonia is responsible for the recruitment, training and development, retention and compensation of WCI’s professionals and employees. Prior to joining WCI in 2002, Mr. Appolonia was the Vice President Human Resources and Corporate Services for Orius Corp. He also led Human Resources and Corporate Services for Ocwen Financial Corporation, Inc. as a Vice President. Mr. Appolonia brings 29 years of human resources and personnel management experience to WCI.

R. Michael Curtin Senior Vice President (Marketing and Sales Division) Age 58	Mr. Curtin has held the position of Senior Vice President, Marketing and Sales, of WCI since 1999, and is responsible for the marketing, advertising, sales training and brand awareness for WCI’s tower and traditional home offerings nationwide. From 1989 to 1991 and from 1995 to 1997, Mr. Curtin held various positions as Marketing Manager/Sales Manager and Vice President of Marketing, at Florida Design Communities, one of WCI’s predecessor companies. From 1997 until the merger with Florida Design Communities, Mr. Curtin was Senior Vice President, Marketing and Sales of Florida Design Communities. From 1991 to 1995, Mr. Curtin was Marketing and Sales Director for the Rosedale Golf and Country Club, a community owned by the Hunt Club.

James P. Dietz Executive Vice President and Chief Financial Officer Age 41	Since 1998, Mr. Dietz has held the position of Chief Financial Officer. From 1995 to 1998, he held various positions at Florida Design Communities, one of WCI’s predecessor companies, initially as Corporate Controller and later as Chief Financial Officer and Treasurer. Prior to 1995, Mr. Dietz was Manager of Business Development for GTE Leasing Corp. as well as Audit Manager with Arthur Andersen & Co. Mr. Dietz is a Certified Public Accountant.

David L. Fry Chief Operating Officer (Traditional Homebuilding and Real Estate Services) and Senior Vice President Age 46	Mr. Fry is responsible for WCI’s traditional homebuilding activity nationwide, and was named Chief Operating Officer (Traditional Homebuilding and Real Estate Services) and Senior Vice President in February, 2006. Mr. Fry previously held positions as WCI’s Division President of the Real Estate Services and Traditional Homebuilding West Central Florida Region and Amenities Divisions. He joined WCI in 1995 as Vice President of Amenities, and subsequently led WCI’s Real Estate Services encompassing the operating business units of WCI Title, WCI Mortgage and Prudential Florida WCI Realty. Prior to 1995, Mr. Fry was Golf Operations Director of the South Seas Resort Company.

Christopher J. Hanlon Chief Operating Officer (Tower Homebuilding) and Senior Vice President Age 39	Mr. Hanlon, who joined WCI in 1991, is responsible for WCI’s tower residential development nationwide. He was named Senior Vice President of WCI’s Tower Division in 2004, and Chief Operating Officer of Tower Homebuilding in February, 2006.

Vivien N. Hastings Senior Vice President, Secretary and General Counsel Age 54	Ms. Hastings has been the Senior Vice President and General Counsel for WCI since 1998. In 1995, Ms. Hastings was Senior Vice President and General Counsel of WCI Communities Limited Partnership. Prior to her role as General Counsel, she held various positions in WCI Communities Limited

Partnership’s legal department. From 1982 to 1989, Ms. Hastings was Vice President and Co-General Counsel of Merrill Lynch Hubbard, Inc., a real estate division of Merrill Lynch & Co. Prior to her tenure with Merrill Lynch, she was an associate with the law firm of Winston & Strawn.

Albert F. Moscato, Jr. Senior Vice President (Business Development) Age 47	Mr. Moscato joined WCI in 1996. Mr. Moscato is responsible for WCI’s land and corporate acquisitions nationwide as well as corporate land sales. Mr. Moscato was a WCI Tower Division President prior to becoming responsible for business development. Prior to joining WCI, Mr. Moscato was the Executive Vice President, Chief Operating Officer of Point Marco Development Corp. and held various positions with Shawmut Bank, N.A., including Vice President-Group Manager and Vice President-Regional Manager within the Real Estate Lending Division.

Albert H. Small, Jr. President, WCI Mid-Atlantic U.S. Region, Inc. (President, Mid-Atlantic U.S. Division) Age 49	Until 2005, Mr. Small served as President of Renaissance Housing Corp. which he founded in 1984. Renaissance developed more than 2,000 luxury homes and tower residences in the metropolitan Washington, D.C. area and was awarded NAHB’s America’s Best Builder in 1999.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation earned and/or paid for services rendered to WCI with respect to WCI’s current and former Chief Executive Officer and WCI’s four other most highly compensated executive officers for each of the last three fiscal years.

Summary Compensation Table

		Annual compensation					Long-term compensation
Name and principal position	Fiscal Year	Salary $	Bonus $		Other annual compensation $		Shares underlying options	Performance Share Grants $ Value (5)	LTIP payouts	All other Compensation $ (6)
Jerry L. Starkey (1)	2005	1,200,000	5,760,000	(2)	—		94,000	1,103,322	—	6,300
President and Chief Executive	2004	1,120,080	2,408,172	(2)	—		125,000	—	—	6,150
Officer	2003	1,040,000	2,080,000	(3)	—		143,408	—	—	6,000

James P. Dietz Executive Vice President and CFO	2005 2004 2003	550,000 500,000 475,000	1,496,000 717,063 475,000		— — —		26,000 50,000 45,891	331,000 — —	— —	6,300 6,150 26,000

Christopher J. Hanlon Chief Operating Officer and SVP (Towers)	2005 2004 2003	500,000 425,000 285,000	1,129,200 716,389 51,726		— — —		26,000 40,000 21,511	331,000 — —	— — —	6,300 2,040 3,345

Michael R. Greenberg Senior Vice President	2005 2004 2003	550,000 525,000 468,000	857,543 650,000 522,662		— — —		26,000 40,000 71,704	331,000 — —	— — —	6,300 6,150 6,000

David L. Fry Chief Operating Officer and SVP (Homebuilding & Real Estate Services)	2005 2004 2003	410,000 400,000 350,000	876,124 665,145 444,000		— — —		17,000 30,000 45,891	215,150 — —	— —	6,300 6,150 6,000

Alfred Hoffman, Jr.	2005	499,500	$2,177,753		—		—	—	—	2,506,300	(7)
Chief Executive Officer (1)	2004	1,292,400	2,778,660		114,732	(4)	—	—	—	6,150
	2003	1,200,000	2,400,000		114,732	(4)	—	—	—	6,000

(1)	Mr. Starkey was appointed as the Chief Executive Officer of WCI on February 17, 2005. Mr. Hoffman, the former Chief Executive Officer, was elected Chairman of the Board on that date. Mr. Hoffman retired from employment with WCI on May 18, 2005, but retained his position as Chairman until November 4, 2005, when he was appointed as the United States Ambassador to the Republic of Portugal.
(2)	See discussion of payment of 2004 and 2005 bonus at Pages 9 and 10 of this Proxy Statement.
(3)	A portion of Mr. Starkey’s 2003 bonus ($520,000) was required to be used to purchase 23,788 shares of Common Stock. It was a requirement that Mr. Starkey be employed with WCI for two (2) years or that he forfeit all or a portion of the stock so purchased; the employment requirement was met on January 1, 2006.
(4)	The compensation paid to Mr. Hoffman during 2003 and 2004 consists of payments of $100,000 for a medical benefit adjustment pursuant to Mr. Hoffman’s then existing employment agreement with WCI. In each of the prior three years, the aggregate amount of incremental cost to WCI of perquisites received, if any, for each of the named executive officers (after reimbursements, if any, by the executive officers) did not exceed $50,000, other than with respect to Mr. Hoffman.
(5)	The number of Performance Shares granted was as follows: Mr. Starkey: 33,333; Mr. Dietz: 10,000; Mr. Greenberg: 10,000; Mr. Hanlon: 10,000; and Mr. Fry: 6,500. The vesting schedule for all grantees is three years, and is based upon achievement of targets established by the Executive Compensation Committee. See, Page 9 for a discussion of the Three Year Performance Plan under the WCI Communities, Inc. 2004 Stock Incentive Plan.

(6)	All other compensation consists of payments related to the terminated Florida Design Communities Deferred Compensation Bonus Plan (“FDC Bonus Plan”), matching payments under WCI’s 401(k) Savings Plan, and the retirement bonus paid to Mr. Hoffman, paid as follows. The FDC Bonus Plan Payments terminated at the end of 2004.

Name	Year of Compensation	Other Payments		Benefit Payment Plan	Total Other
Jerry L. Starkey	2005 2004 2003	— — —		$6,300 6,150 6,000	$6,300 6,150 6,000

James P. Dietz	2005 2004 2003	— — 20,000		6,300 6,150 6,000	6,300 6,150 26,000

Christopher J. Hanlon	2005 2004 2003	— — —		6,300 2,040 3,345	6,300 2,040 3,345

Michael R. Greenberg	2005 2004 2003	— — —		6,300 6,150 6,000	6,300 6,150 6,000

David L. Fry	2005 2004 2003	— — —		6,300 6,150 6,000	6,300 2,040 3,345

Alfred Hoffman	2005	$2,500,000	(7)	6,300	2,506,300
	2004	—		6,150	6,150
	2003	—		6,000	6,000

(7)	Reflects a retirement bonus that is discussed under “Retirement Arrangement for Alfred Hoffman, Jr.” at Page 10.

OPTION GRANTS IN LAST FISCAL YEAR

The table below provides information on option grants in fiscal 2005 to the executive officers named in the Summary Compensation Table above.

	Individual grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (4)
	Number of securities underlying options granted (2)	Percent of total options granted to employees in fiscal year	Exercise base price ($/Sh) (3)	Expiration Date
Name/principal position					5% $	10% $
Jerry L. Starkey, President and Chief Executive Officer (1)	94,000	18.7	33.10	01/01/2015	1,957,071	4,959,572

James P. Dietz, Executive Vice President and CFO	26,000	5.2	33.10	01/01/2015	541,317	1,371,796

Christopher J. Hanlon COO (Tower Homebuilding) and Senior Vice President	26,000	5.2	33.10	01/01/2015	541,317	1,371,796

Michael R. Greenberg, Senior Vice President	26,000	5.2	33.10	01/01/2015	541,317	1,371,796

David L. Fry COO (Traditional Homebuilding & Real Estate Services) and Senior Vice President	17,000	3.4	33.10	01/01/2015	353,938	896,944

Alfred Hoffman, Jr., Chief Executive Officer (1)	-0-	-0-	-0-	N/A	-0-	-0-

(1)	Mr. Starkey was appointed as the Chief Executive Officer of WCI on February 17, 2005. Mr. Hoffman, the former Chief Executive Officer, was elected Chairman of the Board on that date. Mr. Hoffman retired from employment with WCI on May 18, 2005, but retained his position as Chairman until November 4, 2005, when he was appointed as the United States Ambassador to the Republic of Portugal.
(2)	These options become exercisable starting on February 16, 2007, with 50% becoming exercisable at that time and 25% becoming exercisable on February 16, 2008 and 2009, respectively.
(3)	Fair market value at the grant date.
(4)	These amounts represent assumed rates of appreciation and are not intended to forecast future appreciation in the price of the Common Stock.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

The table below provides information on option exercises in fiscal 2005 by the executive officers named in the Summary Compensation Table, the number of shares underlying unexercised options (both exercisable and unexercisable) and the value of such officers’ unexercised options at December 31, 2005.

	Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End (2)
Name			Exercisable	Unexercisable	Exercisable $	Unexercisable $
Jerry L. Starkey (1)	None	N/A	583,921	355,237	9,051,573	2,755,572
James P. Dietz	80,903	$2,142,909	169,569	117,302	2,681,750	894,092
Michael R. Greenberg	81,923	2,246,894	188,687	126,662	2,846,364	1,143,299
David L. Fry	49,830	1,268,242	90,869	88,302	1,112,084	794,292
Christopher J. Hanlon	44,619	1,064,128	23,440	84,429	328,241	486,485
Alfred Hoffman, Jr. (1)	None	N/A	N/A	N/A	N/A	N/A

(1)	Mr. Starkey was appointed as the Chief Executive Officer of WCI on February 17, 2005. Mr. Hoffman, the former Chief Executive Officer, was elected Chairman of the Board on that date. Mr. Hoffman retired from employment with WCI on May 18, 2005, but retained his position as Chairman until November 4, 2005, when he was appointed as the United States Ambassador to the Republic of Portugal.
(2)	The closing price of the Common Stock on December 30, 2005, as reported on the New York Stock Exchange, was $26.85.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2005 with respect to the shares of WCI common stock that may be issued under existing plans, all of which have been approved by WCI’s shareholders. The table does not include the additional shares that may be issuable pursuant to the proposed amendment and restatement of the WCI Communities, Inc. 1998 Non-Employee Director Stock Incentive Plan to add 350,000 shares available for issuance under the plan that is the subject of Proposal Three of this Proxy Statement.

	Common shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Common shares remaining available for future issuance under equity compensation plans
Employee stock incentive plan	3,365,243	$16.18	1,464,572
Non-Employee Director’s stock incentive plan	101,736	16.51	46,140
Total equity compensation plans approved by shareholders	3,466,979	16.20	1,510,712

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires WCI’s directors, executive officers and persons who own more than ten percent (10%) of the Common Stock to file with the SEC initial reports of ownership and reports of change in ownership of the Common Stock. Such persons are required by regulations of the SEC to furnish WCI with copies of all such reports they file.

Except as specified below, to WCI’s knowledge, based solely on a review of the copies of such reports furnished to WCI and certifications provided to WCI by all WCI reporting persons, all Section 16(a) filings with respect to WCI’s fiscal year ended December 31, 2005, were timely made.

Reports under Section 16(a) of the Securities Exchange Act of 1934, as amended, must be filed within two (2) business days of the date of the transaction. The following officers and directors missed the two-day deadline and filed delinquent reports:

•	Charles E. Cobb, Jr., a director, filed a Form 3 to report the indirect ownership of WCI common stock by a family partnership late. The filing was due on September 17, 2005, and was filed on September 22, 2005.

•	Mitchell C. Hochberg, was Senior Vice President with WCI from May 20, 2004 until January 9, 2006. Mr. Hochberg filed his Form 3 late. It was due to be filed on June 3, 2005, and was filed on June 14, 2005.

•	Ernest J. Scheidemann, the Vice President and Treasurer of WCI, filed his Form 3 late. It was due to be filed on April 25, 2005, and was filed on April 27, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Aircraft Leases.

In May 2002, WCI entered into a month-to-month lease agreement with N560SB, L.L.C. for the non-exclusive use of a 1980 Raytheon Hawker 700A aircraft. During the term of the lease, WCI pays a lease payment of $9,000 per month, and $1,500 per flight hour based on actual usage. Mr. Ackerman and Mr. Hoffman collectively own approximately 57% of N560SB, L.L.C. For the year ended December 31, 2005, WCI made payments in the aggregate of $375,450 pursuant to the lease. WCI, pursuant to the terms of the lease, terminated the lease for the 1980 Raytheon Hawker 700A aircraft on July 15, 2005.

On January 10, 2005, WCI entered into a month-to-month aircraft lease agreement with N501EK, L.L.C. for the non-exclusive use of a 1978 Cessna aircraft. During the term of the lease, WCI pays a lease payment of $24,166.50 per month, plus sales tax, and $800 per flight hour per month. Mr. Ackerman and Mr. Hoffman collectively own 75% of N501EK, L.L.C. For the year ended December 31, 2005, pursuant to this lease, WCI made payments in the aggregate of $509,223.

Walden Center Leases. Pursuant to lease agreements dated March 1996 and August 2002, with Walden Center LP (formerly Walden Center LLC), WCI leases a total of 83,909 square feet of commercial office space from Walden Center LP for use as its headquarters. The term of the March 1996 lease is ten (10) years with two five-year renewal options, and base rent under this lease is currently $16.39 per square foot, which is adjusted annually based on the United States Consumer Price Index. The term of the August 2002 lease is ten (10) years and base rent under this lease is currently $20.04 per square foot, which is adjusted annually based on the United States Consumer Price Index. Chandelle Ventures, of which Mr. Ackerman is the Chairman, is the General Partner of Walden Center LP. Mr. Ackerman and his immediate family beneficially own 100% of Walden Center LP. For the year ended December 31, 2005, WCI made payments in the aggregate amount of $2,375,910.63 pursuant to the leases.

Sun City Center Office Plaza, Inc. Leases. Pursuant to four separate lease agreements between Sun City Center Office Plaza, Inc. (“SCCOP”) and each of WCI Communities, Inc., and its subsidiary First Fidelity Title Company, (collectively, the “SCCOP Lessees”), SCCOP leases to the SCCOP Lessees commercial office space in the Sun City Center Office Plaza. Mr. Ackerman and Mr. Hoffman beneficially own approximately 20% and 44% of SCCOP, respectively. Mr. Starkey beneficially owns 2.0% and Mr. Dietz owns .5% of SCCOP.

WCI leases 9,458 square feet for $23.00 per square foot under a lease expiring October 31, 2008; 2,268 square feet for $17.48 per square foot under a lease expiring August 2007; and 3,558 square feet for $23.00 per square foot under a lease expiring November 30, 2008. First Fidelity leases 2,988 square feet for $15.30 per square foot under a lease expiring August 2007. For the year ended December 31, 2005, WCI made payments in the aggregate of $572,955.92 pursuant to the leases. Effective as of October 1, 2005, WCI entered into a lease with SCCOP for a total of 6,524 sq. ft. of office space at a price of $23.00 per square foot. Under the terms of the lease, rental payments did not begin until January 1, 2006. The lease is due to expire on September 30, 2008.

The Watermark on Hudson Condominium Purchase Agreements. On September 30, 2005, the Board of Directors of WCI approved the following transactions with regard to purchase agreements for the purchase of condominium residences at The Watermark on Hudson Condominium Residences located in North Bergen, New Jersey (“Watermark Condominiums”). The purchase agreements were entered into with WCI Northeast U.S. Region, LLC, a subsidiary entity of WCI. The purchase prices represented in these transactions are the same as those offered to non-affiliated third party purchasers and the other terms and conditions in these purchase agreements are similar in all material respects to those offered to non-affiliated purchasers at that time. WCI entered into the following purchase agreements for the purchase of Watermark Condominiums:

1. David L. Fry, a Senior Vice President of WCI, for an aggregate purchase price of $1,325,000;

2. Michael R. Greenberg, a Senior Vice President of WCI, for an aggregate purchase price of $1,075,000;

3. Christopher J. Hanlon, a Senior Vice President of WCI, and Scott A. Perry, a Vice President and the Chief Accounting Officer of WCI, collectively for an aggregate purchase price of $1,475,000;

3. Mitchell C. Hochberg, formerly a Senior Vice President of WCI, for an aggregate purchase price of $1,400,000;

4. Alfred Hoffman, Jr., Chairman of the Board at the time of the agreement, for an aggregate purchase price of $1,800,000.

5. Gabriele M. Pasquale, a Vice President of WCI Northeast U.S. Region, LLC, a subsidiary of WCI, for an aggregate purchase price of $850,000; and

RECEIPT OF MULTIPLE SETS OF PROXY MATERIALS

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure is referred to as “householding.” While WCI does not participate in householding for mailings to its shareholders of record, a number of brokerage firms with account holders who are Company shareholders have instituted householding. In these cases, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report he or she should notify his or her broker. Any shareholder can receive a copy of WCI’s proxy statement and annual report by contacting WCI at WCI Communities, Inc., 24301 Walden Center Drive, Bonita Springs, Florida 34134, Attention: Steve Zenker, Vice President, Investor Relations, or by calling Mr. Zenker at 239-498-8066. Similarly, if a shareholder shares an address with another shareholder and has received multiple copies of WCI’s proxy statement or annual report, he or she may write or call WCI at the above address and phone number to request a single copy of these materials.

OTHER MATTERS

Management and the Board of Directors of WCI currently know of no matters to be brought before the Annual Meeting other than as set forth above. However, if any other matters are properly presented to the shareholders for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

BY THE ORDER OF THE BOARD OF DIRECTORS,

/s/    Vivien N. Hastings

Vivien N. Hastings

Senior Vice President, Secretary and General Counsel

APPENDIX 1

Categorical Standards for Director Independence

The Board has established the following categorical standards to assist it in determining whether a director is independent:

A. A director will NOT be independent if within the preceding three years:

(1) The director was an employee, or an immediate family member of the director was an executive officer, of WCI;

(2) The director or an immediate family member of the director received during any twelve-month period, more than $100,000 in direct compensation from WCI, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation was not contingent in any way on continued service);

(3) The director or an immediate family member of the director was employed, as an executive officer of another company where any of WCI’s present executive officers at the same time served on that company’s compensation committee.

B. Additionally, a director will NOT be independent if:

(1) (a) The director or an immediate family member is a current partner of a firm that is WCI’s internal or external auditor; (b) the director is a current employee of such a firm; (c) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (d) the director or an immediate family member of the director was within the last three (3) years (but is no longer) a partner or employee of such a firm and personally worked on WCI’s audit within that time; or

(2) The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, WCI for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

C. The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence:

(1) The director serves as an executive officer, director or trustee of, or is otherwise affiliated with, a tax exempt organization, and WCI’s contributions to such tax exempt organization are, during each of the preceding three years, less than the greater of $250,000 or one percent of such tax exempt organization’s consolidated gross revenues;

(2) The director enters into an agreement to purchase a boat slip or a club membership on terms no more favorable than those made available to the public;

(3) The director purchases a home or lot from WCI on terms no more favorable than those made available to the public; and

(4) The director receives golf privileges provided to all directors that are consistent with any WCI approved executive golf program.

For purposes of the foregoing, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who share such person’s home.

ANNEX 1

WCI Communities, Inc.

Senior Management Incentive Compensation Plan

General. This Arrangement is intended to provide for a performance bonus for designated Senior Executives upon the attainment of performance goals established by the Committee.

Definitions.

“Board” means Board of Directors of the Company.

“CEO” means the Chief Executive Officer of the Company.

“Committee” means the committee of those members of either the Compensation Committee of the Board or such other committee of the Board consisting of two or more directors as may be delegated authority to administer this Plan and who are outside directors within the meaning of Section 162(m).

“Company” means WCI Communities, Inc., a Delaware corporation.

“Participant” means the Senior Executives designated to participate in this Plan with respect to a Performance Period.

“Performance Period” means the fiscal year of the Company or such other period as may be designated by the Committee.

“Plan” means the Senior Management Incentive Compensation Plan, as amended from time to time.

“Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor provision and the regulations promulgated thereunder.

“Senior Executive” means the CEO and any other executive officer of the Company.

Participation. Senior Executives shall be eligible to be designated as Participants in this Plan. This Plan shall apply only to those Senior Executives designated as Participants by the Committee for the relevant Performance Period.

Performance Measures. The performance goals for the Performance Period shall be based on attainment of target levels of, or a targeted increase in, one or more of the following Company or business group criteria: (1) Earnings Before Taxes (“EBT”), (2) Earnings Before Interest, Taxes, Depreciation and Amortization (“EBIDTA”); (3) Return on Net Assets (“RONA”), (4) Net Income, (5) After Tax Return on Investment (“ATROI”), (6) Sales, (7) Revenues, (8) Earnings Per Share, (9) Total Shareholder Return, (10) Return on Equity (“ROE”), (11) Return on Capital (“ROC”), (12) Total Business Return, (13) Gross Margin, (14) Operating Cash Flow, (15) Free Cash Flow, or (16) Stock Price Appreciation.

Individual Maximum Amounts. The maximum annual performance bonus payable to any Participant in respect of any fiscal year under this Plan is $12,000,000.

Administration

Committee. The Committee shall have the sole and exclusive authority to administer this Plan, including the interpretation of the terms hereof. The Committee shall be entitled to rely on information, opinions, reports and statements presented to the Committee by officers, employees and outside professionals and experts, including the Company’s financial statements. Any determination by the Committee hereunder shall be final and binding on all Participants, their beneficiaries and the Company.

Designation of Participants; Setting of Goals. The Committee shall, for each Performance Period, designate in writing the Participants, establish in writing the target bonus amounts and the performance goal or goals for each Participant based on one or more of the performance measures listed above, not later than

A-1

90 days after the beginning of such Performance Period so long as, at that time, the attainment of such performance goal or goals is substantially uncertain (within the meaning of Section 162(m)). However, the performance goal or goals must be established on or before the date that 25% of the Performance Period has elapsed, if the Performance Period is less than one year. The Committee may establish different performance measures and different individual target maximum amounts for each Participant. The performance measures may be based on absolute Company performance or Company performance related to a peer group or other external measure of performance.

Adjustment for Extraordinary Items. The Committee shall adjust, upward or downward, to the extent permitted by Section 162(m), the performance goals to reflect (i) a change in accounting standards, (ii) a significant acquisition or divestiture, (iii) a significant capital transaction, or (iv) any other unusual, nonrecurring items which are separately identified and quantified in the Company’s audited financial statements, so long as such accounting change is required or such transaction or nonrecurring item occurs after the goals for the Performance Period are established and such exclusions are stated at the time that the performance goals are determined.

Negative Discretion. At the time the extent of attainment of the performance goals is determined by the Committee, the Committee at its sole discretion may reduce, but may not increase, the amount of the performance bonus that would be otherwise payable to a Participant under this Plan. The Committee may take into consideration any and all factors relating to the Company’s and the Participant’s performance for such Performance Period.

Payment Only Upon Attainment. A performance bonus shall be paid to a Participant under this Plan only in accordance with the terms of this Plan and only upon the attainment of the performance goals established, adjusted and applied by the Committee for such Participant. Except as explicitly provided herein, no waiver or modification of the goals may be made. The Committee shall be the sole and exclusive arbiter of the extent, if any, to which the performance goals have been attained, and the amount of the performance bonus payable hereunder. The performance bonus, if any, for a Performance Period shall be paid to the Participant in the calendar year following the end of the applicable Performance Period, unless such payment is deferred in a manner consistent with the requirements of Code Section 409A.

Certification of Attainment. Prior to the payment of any performance bonus to any Participant under this Plan, the Committee shall certify in writing the extent to which the performance goals for such Participant have been attained.

Shareholder Approval. This Plan shall be effective, beginning for fiscal year 2006, upon its approval by the shareholders of the Company.

Amendment. The Committee may, without further action by the shareholders, amend the Plan from time to time as it deems desirable; provided, that no such amendment may, without shareholder approval, increase the class of employees who may receive compensation under the Plan, change the permitted performance measures, increase the maximum bonus payable under the Plan, extend the term of the Plan or make any other change requiring further shareholder approval under Section 162(m).

Duration and Termination. This Plan, unless earlier terminated, shall be effective for each of the fiscal years 2006 through 2011. The Board may, in its discretion, terminate this Plan at any time.

A-2

ANNEX 2

AMENDED AND RESTATED

WCI COMMUNITIES, INC.

1998 NON-EMPLOYEE DIRECTOR

STOCK INCENTIVE PLAN

1. Purpose of the Plan

The purpose of the Plan is to aid the Company in attracting, retaining and compensating non-employee directors and to enable them to increase their ownership of Shares. The Plan will be beneficial to the Company and its stockholders since it will allow non-employee directors of the Board to have a greater personal financial stake in the Company through the ownership of Shares, in addition to underscoring their common interest with stockholders in increasing the value of the Shares on a long-term basis.

2. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Paragraph:

(a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b) Award: means an Option, Stock Appreciation Right, or Other Stock-Based Award granted pursuant to the Plan.

(c) Award Agreement: An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award granted under the Plan.

(d) Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e) Board: The Board of Directors of the Company.

(f) Change in Control: (i) Any “person” as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Section 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act (excluding any person holding securities representing 50% or more of the combined voting power of the Company’s outstanding securities as of the Effective Date, the Company, any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee)), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 50% (or 25% after an initial public offering) or more of the combined voting power of the Company’s then outstanding securities (unless the event causing the 50% (or 25% after an initial public offering) threshold to be crossed is an acquisition of securities directly from the Company); or

(ii) the shareholders of the Company shall approve any merger or other business combination of the Company, sale of 50% or more of the Company’s assets, liquidation or dissolution of the Company or combination of the foregoing transactions (the “Transactions”) other than a Transaction immediately following which the shareholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 80% of the voting power, directly or indirectly, of (A) the surviving entity in any such merger or other business combination; (B) the purchaser of or successor to the Company’s assets; (C) both the surviving entity and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100% of such surviving entity, purchaser or both the surviving entity and the purchaser, as the case may be; or

(iii) within any twenty-four month period, the persons who were directors immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has entered into an agreement to effect a Change in Control or expressed an intention to cause such a Change in Control).

(g) Code: The Internal Revenue Code of 1986, as amended.

(h) Committee: The Executive Compensation Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder.

(i) Company: WCI Communities, Inc.

(j) Effective Date: The date on which the Plan takes effect, as defined pursuant to Paragraph 15 of the Plan.

(k) Fair Market Value: Such value of a Share as reported for stock exchange transactions if listed on an exchange, or if not so listed, as determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time, provided that if a Participant is a party to a management stockholder’s agreement with the Company, the applicable provisions of such management stockholder’s agreement will apply.

(l) Meetings Fees: Means (i) annual retainer fees paid to a Non-Employee Director for services as a director on the Board and serving on any committee thereof and (ii) any other compensation to which a Non-Employee Director is entitled for attending a meeting of the Board or a meeting of any committee of the Board, exclusive of any amounts paid by the Company or its Subsidiaries to such director for services rendered to the Company or its Subsidiaries in a capacity other than as a director.

(m) Non-Employee Director: Means a director of the Company who is not an employee or an officer of the Company or any Subsidiary of the Company.

(n) Option: A Non-Qualified Stock Option to purchase Shares granted pursuant to Paragraph 6 of the Plan.

(o) Option Price: The purchase price per Share subject to an Option, as provided pursuant to Paragraph 6 of the Plan.

(p) Other Stock-Based Awards: means Awards granted pursuant to Paragraph 17.

(q) Participant: Any director of the Company who is not an employee of the Company or any Subsidiary of the Company as of the date that an Award is granted.

(r) Plan: The Amended and Restated WCI Communities, Inc. 1998 Non-Employee Director Stock Incentive Plan.

(s) Plan Year: Means the twelve (12) consecutive month period beginning January 1 and ending December 31.

(t) Shares: Shares of common stock, par value $0.0001 per share, of the Company.

(u) Subsidiary: Any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Shares Subject to the Plan

The total number of Shares which may be issued under the Plan is 565,112 (giving effect to the February 2002 stock split related to the Company’s Shares). The Shares may consist, in whole or in part, of unissued

Shares or treasury Shares. The grant of Awards shall reduce the total number of Shares available under the Plan. Shares subject to Awards that terminate or lapse may be granted again under the Plan.

4. Administration

(a) The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof; provided, however, that the members of the Committee or subcommittee shall qualify to administer the Plan for purposes of Rule 16b-3 under the Act (or any successor rule thereto) to the extent that the Company is subject to such rule; provided, further, that any action permitted to be taken by the Committee or subcommittee may be taken by the Board, in its discretion. The Committee may adopt its own rules of procedure, and action of a majority of the members of the Committee taken at a meeting, or action taken without a meeting by unanimous written consent, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

(b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and grant Awards to Participants who are subject to Section 16 of the Exchange Act.

(c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and the officers and directors of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Awards, and all members of the Committee shall be fully protected by the Company with respect to any such action, determination or interpretation.

5. Eligibility and Terms

All Participants shall be eligible to participate under this Plan. The terms, conditions and limitations of each Award granted under the Plan shall be set forth in an Award Agreement, in a form consistent with the terms of the Plan; provided, however, that such Award Agreement (i) shall contain provisions dealing with the treatment of Awards in the event of the termination, death or disability of a Participant and (ii) may also include provisions concerning the treatment of Awards in the event of a Change in Control of the Company.

6. Options

From time to time, the Committee will, in its discretion, grant Options to Participants. The Options shall be Non-Qualified Stock Options, which are not designated by the Committee as “Incentive Stock Options”. At the time of grant of an Option the Committee shall determine, and shall include in the Award Agreement or other Plan rules, the Option exercise period, the Option Price and such other conditions or restrictions on the grant or exercise of the Option as the Committee deems appropriate. In addition to other restrictions contained in the Plan, an Option granted under this Paragraph 6 (i) may not be exercised more than 10 years after the date of grant and (ii) may not have an Option Price less than 50% (or 100%, to the extent required pursuant to Paragraph 18) of the Fair Market Value of Shares on the date of grant. Payment of the Option Price shall be made (i) in cash, (ii) in Shares (iii) in a combination thereof or (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased, in each case, in accordance with the terms of the Plan, the Award Agreement and of any applicable guidelines of the Committee in effect at the time.

7. Deferral or Conversion of Meeting Fees

Subject to Paragraph 18, a Non-Employee Director may elect to defer all or a portion of such Non-Employee Director’s Meeting Fees (or to receive Shares or other Awards under the Plan in lieu of such Meeting Fees) by indicating the amount to be deferred (or converted into Shares or other Awards) in a Fee Election Form designated by the Committee, which shall become irrevocable on the December 31 prior to the year in which the Meeting Fees to be deferred (or converted into Shares or other Awards) are earned by the Non-Employee Director. The terms and conditions applicable to such deferred (or converted) amounts, Shares or other Awards shall be prescribed by the Board, and set forth in the relevant Fee Election Form established by the Committee.

8. Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

9. Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed in the State of Florida, without regard to principles of conflicts of laws.

10. Limitations and Conditions

(a) No Awards shall be granted under the Plan beyond twelve years after the effective date of the Plan, but the terms of Awards made on or before the expiration of the Plan may extend beyond such expiration. At the time an Award is granted or amended or the terms or conditions of an Award are changed, the Committee may provide for limitations or conditions on such Award.

(b) Nothing contained herein shall affect the right of the Company to remove any Participant from the Board at any time or for any reason.

(c) Other than as specifically provided in the Award Agreement, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

(d) Participants shall not be, and shall not have any of the rights or privileges of stockholders of the Company in respect of any Shares purchasable in connection with any Award unless and until certificates representing any such Shares have been issued by the Company to such Participants.

(e) No election as to benefits or exercise of any Award may be made during a Participant’s lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant.

(f) Absent express provisions to the contrary, any Award under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind now or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

(g) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Company or any of its subsidiaries, nor shall any assets of the Company or any of its subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under the Plan.

11. Adjustments

In the event of any change in the outstanding Shares by reason of a stock split, spin-off stock dividend, stock combination or reclassification, reorganization, recapitalization, merger, consolidation, spin-off or similar event, the Committee shall adjust appropriately the number of Shares subject to the Plan and available for or covered by Awards and the Option Price of outstanding Options and make such other revisions to outstanding Awards as it deems are equitably required.

12. Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution

Except as otherwise provided in an Award Agreement, in the event of a Change in Control, the Committee may, in its absolute discretion and without liability to any person, take such actions, if any, as it deems necessary or desirable coincident with or after the grant of any Award, either by the terms of such Award or by resolution adopted prior to the occurrence of such Change in Control, including without limitation, (i) acceleration of the exercisability of an Option (but subject to the provisions of Paragraph 10(a)), (ii) the payment of a cash amount in exchange for the cancellation of an Award and/or (iii) the requiring of the issuance of substitute benefits that will substantially preserve the value, rights and benefits of any affected Award previously granted hereunder; provided, however, that any Option that shall remain exercisable after any such Change in Control, from and after such Change in Control, shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof (as determined by the Committee in good faith), receivable as a result of such event by the holder of a number of Shares for which such Option could have been exercised immediately prior to such event.

13. Amendment and Termination

The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan, provided that no such action shall modify any Award in a manner adverse to the Participant without the Participant’s consent except as such modification is provided for or contemplated in the terms of the Award Agreement or this Plan (except that any adjustment that is made pursuant to Paragraph 11 or 12 hereof shall be made by the Committee in good faith). The Board of Directors may amend, suspend or terminate the Plan except that no such action, other than an action under Paragraph 11 or 12 hereof may be taken which would, without shareholder approval, increase the aggregate number of Shares available for Awards under the Plan, decrease the Option Price of outstanding Options, change the requirements relating to the Committee or extend the term of the Plan.

14. Withholding Taxes

The Company shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver Shares upon the exercise or settlement of an Award that the Participant pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes. Any Award Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Award Agreement, to pay a portion or all of any required withholding taxes in Shares.

15. Effective Date and Termination Dates

The Plan shall be effective as of December 4, 1998 and shall terminate twelve years later, subject to earlier termination by the Board of Directors pursuant to Paragraph 13.

16. Terms and Conditions of Stock Appreciation Rights

(a) Grants. The Committee may grant (i) a stock appreciation right (a “Stock Appreciation Right”) independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A

Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Paragraph 16 (or such additional limitations as may be included in an Award Agreement covering such grant).

(b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted; provided, however, that notwithstanding the foregoing in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to receive a number of Shares having an aggregate Fair Market Value equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor a number of Shares having an aggregate Fair Market Value equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction (to the extent permitted under Section 409A of the Code) or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit, including, without limitation, any such limitations as are deemed necessary to comply with Section 409A of the Code and avoid the imposition of interest and penalty taxes thereunder.

(d) Conforming References. Except where the context would clearly require otherwise, references in the Director Plan to “Options” and “Option Price” shall also be deemed also to refer to Stock Appreciation Rights and the per Share exercise price of a Stock Appreciation Right, respectively.

17. Other Stock-Based Awards

The Committee, in its sole discretion, may grant or sell Awards of Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

18. Section 409A

No Award shall be granted, deferred, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. In addition, other provisions of the Plan or any Award Agreements thereunder notwithstanding, the Company shall have no right to accelerate any payment in respect of an Award or to make any such payment as the result of an event if such payment would, as a result, be subject to the tax imposed by Section 409A of the Code.

WCI COMMUNITIES, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS—May 17, 2006

May 17, 2006

The undersigned hereby appoints Vivien N. Hastings, Senior Vice President, Secretary and General Counsel, or in her absence James D. Cullen, Vice President and Deputy General Counsel, or in his absence James P. Dietz, Executive Vice President and Chief Financial Officer, or either one of them, as proxies or proxy for the undersigned, each with full power of substitution and re-substitution, to attend the 2006 Annual Meeting of Shareholders and any adjournments or postponements thereof (the “Meeting”) and to vote as designated below, all the shares of Common Stock of WCI Communities, Inc. held of record by the undersigned on March 20, 2006. In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH

OF THE DIRECTOR NOMINEES LISTED BELOW.

1. ELECTION OF DIRECTORS
NOMINEES:	Don E. Ackerman	☐ FOR	☐ WITHHOLD
	Charles E. Cobb, Jr.	☐ FOR	☐ WITHHOLD
	John H. Dasburg	☐ FOR	☐ WITHHOLD
	Hilliard M. Eure, III	☐ FOR	☐ WITHHOLD
	F. Philip Handy	☐ FOR	☐ WITHHOLD
	Lawrence L. Landry	☐ FOR	☐ WITHHOLD
	Thomas F. McWilliams	☐ FOR	☐ WITHHOLD
	Kathleen M. Shanahan	☐ FOR	☐ WITHHOLD
	Jerry L. Starkey	☐ FOR	☐ WITHHOLD
	Stewart Turley	☐ FOR	☐ WITHHOLD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVING THE SENIOR MANAGEMENT INCENTIVE COMPENSATION PLAN.

2.  APPROVE THE SENIOR MANAGEMENT INCENTIVE COMPENSATION

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVING THE AMENDED AND RESTATED WCI COMMUNITIES, INC.

1998 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

3.  APPROVE THE AMENDED AND RESTATED WCI COMMUNITIES, INC.

1998 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

☐  FOR        ☐  AGAINST        ☐  ABSTAIN

(continued and to be signed and dated on the other side)

NOTE: Please sign exactly as your name appears on this proxy. Joint owners should each sign individually. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer.

Signature(s):
Date:	, 2006